UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐ Preliminary Proxy Statement                                                                 ☐ Confidential, for use of the Commission only
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Pernix Therapeutics Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PERNIX THERAPEUTICS HOLDINGS, INC.
10 North Park Place, Suite 201
Morristown, New Jersey 07960

May 8, 2015

To Our Stockholders:

You are cordially invited to join us at our 2015 Annual Meeting of Stockholders to be held at the Hyatt Morristown at Headquarters Plaza, 3 Speedwell Avenue, Morristown, New Jersey 07960, on June 18, 2015 at 10:00 a.m., local time.  For directions to attend the meeting and vote in person, please visit our proxy website at https://www.iproxydirect.com/PTX.

The attached Notice of Annual Meeting and Proxy Statement describe the matters proposed by your Board of Directors to be considered and voted upon by our stockholders at the 2015 Annual Meeting.

Once again, we are taking advantage of the Securities and Exchange Commission’s Notice and Access proxy rule, which allows companies to furnish proxy materials via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder.  We believe this approach provides you, as our stockholders, the proxy materials you need while reducing printing and postage costs associated with delivery and reducing the environmental impact of our Annual Meeting.  In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to those stockholders who have not previously elected to receive a printed set of proxy materials.  The Notice contains instructions on how to access our Proxy Statement and Annual Report to Stockholders, as well as how to vote online, by telephone, or in person at the 2015 Annual Meeting.

Your vote is important.  Whether you own relatively few or a large number of shares of our stock, it is important that your shares be represented and voted at the Annual Meeting.  Please vote your shares online or by telephone or, if you received a printed set of proxy materials by mail, by returning the accompanying proxy card.  Further instructions on how to vote your shares can be found in our Proxy Statement.

Thank you for your support of our company.

Sincerely,

Douglas Drysdale
Chairman of the Board and
Chief Executive Officer

PERNIX THERAPEUTICS HOLDINGS, INC.
10 North Park Place, Suite 201
Morristown, New Jersey 07960

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2015 Annual Meeting of the Stockholders of Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Company”), will be held at the Hyatt Morristown at Headquarters Plaza, 3 Speedwell Avenue, Morristown, New Jersey 07960, on June 18, 2015 at 10:00 a.m., local time, to vote upon the following matters:

●	to elect four directors for a term of one year;

●	to approve an amendment to the Company’s Charter increasing the number of authorized shares of capital stock of the Company;

●	to approve the Company’s 2015 Omnibus Incentive Plan;

●	to approve, on an advisory basis, our executive compensation as disclosed in the attached proxy statement (“say-on-pay”);
●	to ratify the selection of Cherry Bekaert L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

●	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 20, 2015 are entitled to notice of, and to vote at, the 2015 Annual Meeting.

Once again, instead of mailing a printed copy of our proxy materials (including our annual report) to each stockholder of record, we have decided to provide access to these materials via the Internet.  This delivery method reduces the amount of paper necessary to produce these materials, as well as the costs associated with printing and mailing these materials to all stockholders.  Accordingly, on May 8, 2015, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of April 20, 2015 and posted our proxy materials on our website as described in the Notice.  As explained in greater detail in the Notice, all stockholders may access our proxy materials on our website or may request a printed set of our proxy materials.  In addition, the Notice and website provide information on how to request to receive all future proxy materials in printed form or electronically.

Your vote is important.  If you are unable to attend in person and wish to have your shares voted, please vote as soon as possible, whether online, by telephone, or by returning a proxy card sent to you in response to your request for printed proxy materials.

By Order of the Board of Directors

Douglas Drysdale
Chairman of the Board and
Chief Executive Officer

Morristown, New Jersey
May 8, 2015

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF OUR PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 18, 2015.

This proxy statement and our 2014 annual report are available at https://www.iproxydirect.com/PTX

PERNIX THERAPEUTICS HOLDINGS, INC.
10 North Park Place, Suite 201
Morristown, New Jersey  07960

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS,
THE ANNUAL MEETING AND VOTING

Q:           Why am I receiving these proxy materials?

A:
You are receiving these proxy materials because you owned shares of common stock of our company, Pernix Therapeutics Holdings, Inc. (the “Company”), at the close of business on April 20, 2015, and, therefore, are eligible to vote at the Company’s 2015 annual meeting of stockholders (the “Annual Meeting”).  Our board of directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting.

Q:	Why did I receive the one-page Notice of Internet Availability of Proxy Materials?

A:
Since we are providing proxy materials to you primarily online, instead of mailing printed copies to each owner of our common stock, you received a one-page Notice of Internet Availability of Proxy (the “Notice”).  The Notice was mailed to stockholders beginning May 8, 2015 and it directs you to a website where you can view our proxy materials, including this proxy statement and our annual report.  If you would like to obtain a paper copy of the proxy materials, including our annual report, please follow the instructions on the Notice.

Q:	On what matters will I be voting?

A:
At the Annual Meeting, our stockholders will be asked (1) to elect four directors to each serve a one-year term; (2) to approve an amendment to our Charter to increase the number of authorized shares; (3) to approve the Company’s 2015 Omnibus Incentive Plan; (4) to approve, on an advisory basis, our executive compensation as disclosed in this proxy statement (the “say-on-pay” vote); and (5) to ratify the appointment of Cherry Bekaert L.L.P., an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2015.

Q:	Could other matters be considered and voted upon at the Annual Meeting?

A:
Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be considered at the Annual Meeting.  In addition, pursuant to our bylaws, the time has elapsed for any stockholder to properly bring a matter before the Annual Meeting.  However, if any other matter does properly come before the Annual Meeting, the proxy holders will vote the proxies as the Board may recommend.

Q:	Where and when will the Annual Meeting be held?

A:	The Annual Meeting will be held at the Hyatt Morristown at Headquarters Plaza, 3 Speedwell Avenue, Morristown, New Jersey 07960, on June 18, 2015 at 10:00 a.m., local time.

Q:	How can I obtain directions to the Annual Meeting?

A:	For directions to the location of our Annual Meeting, please visit our proxy website at https://www.iproxydirect.com/PTX.

Q:	Who is soliciting my proxy?

A:
Our Board is soliciting your proxy to vote at the Annual Meeting.  By completing and returning a proxy card, you are authorizing the proxy holder to vote your shares at the Annual Meeting as you have instructed.

Q:	How many votes may I cast?

A:	Each holder of common stock is entitled to one vote, in person or by proxy, for each share of our common stock held of record on the record date.

Q:	How many votes can be cast by all stockholders?

A:
Our common stock is the only class of security outstanding and entitled to vote at the Annual Meeting.  As of the record date, we had 38,872,473 shares of common stock outstanding, each of which is entitled to one vote.

Q:	How many shares must be present to hold the Annual Meeting?

A:	Our bylaws provide that 50% of the total number of shares of common stock outstanding constitutes a quorum and must be present in person or by proxy to conduct a meeting of our stockholders.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.”  The Notice has been directly sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  The Notice has been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the stockholder of record.  If you are a beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares by following the instructions that they have included with these proxy materials.

Q:	How do I vote?

A:	You may vote using any of the following methods:

●
In person at the Annual Meeting:   You may vote in person at the Annual Meeting, either by attending the Annual Meeting yourself or authorizing a representative to attend the Annual Meeting on your behalf.  You may also execute a proper proxy designating that person.  If you are a beneficial owner of shares held in street name, you must obtain a proxy from your broker, bank, or nominee naming you as the proxy holder and present it to the inspectors of election with your ballot when you vote at the Annual Meeting.

●
Other ways to vote:  You may also vote online or by telephone as instructed on the Notice, or by returning a proxy card or voting instruction form sent to you in response to your request for printed proxy materials.

Q:	Once I deliver my proxy, can I revoke or change my vote?

A:
Yes.  You may revoke or change your proxy at any time before it is voted by giving a written revocation notice to our corporate secretary, by delivering timely a proxy with a later date, or by voting in person at the Annual Meeting.

Q:	Can my shares be voted if I do not return the proxy card and do not attend the Annual Meeting in person?

A:
If you are a stockholder of record and do not vote the shares held in your name, your shares will not be voted.  However, the Company may vote your shares if you have returned a blank or incomplete proxy card (see “What happens if I return a proxy card without instructions?” below regarding record holders).

If you are the beneficial owner of shares held in street name and you do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote (a “broker non-vote”).  Brokers generally have discretionary authority to vote shares held in street name on “routine” matters but not on “non-routine” matters.  The proposal to ratify the appointment of the independent auditor is generally considered a “routine” matter, while each of the proposal to elect directors, the vote to approve an amendment to the Company’s Charter, the proposal to approve the 2015 Omnibus Incentive Plan, and the say-on-pay vote, is a “non-routine” matter.

Q:	What happens if I submit a proxy without voting instructions?

A:
● Record holders :  If you are a stockholder of record and return a proxy card without voting instructions, your shares will be voted (1) FOR each of the four director nominees, (2) FOR approval of an amendment to our Charter; (3) FOR approval of the 2015 Omnibus Incentive Plan, (4) FOR approval of our executive compensation as disclosed in this proxy statement, and (5) FOR the ratification of the appointment of Cherry Bekaert L.L.P. as our independent auditor for the fiscal year ending December 31, 2015.

● Street holders :  If you are a beneficial owner of shares and do not give voting instructions to your broker, bank, or nominee, they will only be entitled to vote your shares with respect to “routine” items, such as the proposal to ratify the appointment of the independent auditor.

Q:	What are my voting options for each proposal? How does the Board of Directors recommend that I vote? How many votes are required to approve each proposal? How are votes counted?

A:
The following chart explains what your voting options are with regard to each matter proposed in this proxy statement, how our Board recommends that you vote, and what vote is required for that proposal to be approved:

Proposal	Your Voting Options	Recommendation of the Board of Directors	Vote Required for Approval

Election of Directors	You may vote “FOR” all nominees, “AGAINST” all nominees, or “FOR” all but one or more nominees.	The Board recommends you vote “FOR” all four nominees.	plurality of the votes cast

Approval of Charter Amendment	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	The Board recommends that you vote “FOR” the approval of the Charter Amendment	affirmative vote of two-thirds (66-2/3%) of the votes cast

Approval of 2015 Omnibus Incentive Plan	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	The Board recommends that you vote “FOR” the approval of the 2015 Omnibus Incentive Plan	affirmative vote of a majority of the votes cast

Say-on-Pay (advisory)	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.	affirmative vote of a majority of the votes cast

Ratification of Selection of Auditors for 2015	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	The Board recommends that you vote “FOR” ratification of our selection of Cherry Bekaert L.L.P. as our independent registered public accounting firm for 2015.	affirmative vote of a majority of the votes cast

 Any Other Matters .   Any other matters coming before the Annual Meeting will be decided by the affirmative vote of a majority of the votes cast, except as otherwise provided by statute, regulation, or our articles of incorporation or bylaws.

Q:	What effect do abstentions and broker non-votes have on each proposal?

A:
Because director elections will be decided by plurality vote, abstentions and broker non-votes have no effect on either of those proposals.

Abstentions and broker-non votes are not considered “votes cast.” Therefore, with regard to the approval of the amendment to the Charter, the 2015 Omnibus Incentive Plan, the say-on-pay vote and the ratification of auditors, abstentions and broker non-votes will reduce the number (but not the percentage) of affirmative votes needed to pass the proposal.

Q:	Who pays for soliciting proxies?

A:
We are paying for all costs of soliciting proxies.  Our directors, officers, and employees may request the return of proxies by mail, telephone, Internet, telefax, telegram, or personal interview.  We are also requesting that banks, brokerage houses, and other nominees or fiduciaries forward the soliciting material to their principals and that they obtain authorization for the execution of proxies.  We will reimburse them for their expenses.

Q:	What happens if the Annual Meeting is postponed or adjourned?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy at any time until it is voted.
Q:	How can stockholders present proposals for inclusion in our proxy materials relating to our 2016 annual meeting?

A:
Any stockholder who wishes to present a proposal for inclusion in our proxy materials relating to our 2016 annual meeting must give us notice in advance of the meeting in accordance with Rule 14a-8(e) as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This rule requires that notice must be received by our corporate secretary at our principal executive offices no later than January 8, 2016, although this date will change if the date of our 2016 annual meeting is 30 calendar days earlier or later than June 18, 2016.  Our principal executive offices are located at 10 North Park Place, Suite 201, Morristown, New Jersey 07960.

All stockholder proposals and recommendations for nomination for director must comply with Article III of our bylaws in order to be eligible for consideration at a stockholders’ meeting. Any individual recommended by a stockholder as a candidate for director must satisfy the director qualification requirements contained in Article IV of our bylaws in order to serve as a member of our Board.

Stockholders should refer to the bylaws for a complete description of the requirements. Our bylaws are filed with the SEC and also may be obtained as described under “Corporate Governance – Availability of Corporate Governance Documents.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires our directors and officers, and persons who own more than ten percent of our common stock, to file initial reports of ownership and changes in ownership with the SEC.  Directors and officers and stockholders owning more than ten percent of our common stock are required by the SEC to furnish us with copies of all reports filed pursuant to Section 16(a).

Based on our review of Section 16(a) reports filed by or on behalf of our directors, officers, and stockholders owning greater than ten percent of our common stock, or written representations that no filings were required, we believe that all such required reports were filed on a timely basis during fiscal year 2014, except for the following Forms 4 which were filed late: Form 4 of James Smith filed on March 25, 2014 reporting the sale of shares on March 3, 2014; Form 4 of Tracy Clifford filed on July 3, 2014 reporting the exercise of stock options and the sale of shares of common stock on June 30, 2014; Form 4 of Rick Shalaby filed on November 20, 2014 for receipt of stock options on November 6, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2015, by:

●	our named executive officers;

●	each of our directors/director nominees;

●	all of our current directors and executive officers as a group; and

●	each stockholder known by us to own beneficially more than five percent of our common stock.

                 Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 31, 2015, pursuant to derivative securities, such as options, warrants or restricted stock units, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on an aggregate of 38,872,473 shares of common stock outstanding as of March 31, 2015.

         Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Pernix Therapeutics Holdings, Inc., 10 North Park Place, Suite 201, Morristown, NJ  07960.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Doug Drysdale (1)	361,911	*
Sanjay Patel	—	*
Rick Shalaby	—	*
Michael Pearce (2)	20,000	*
Brian Dorsey (3)	108,185	*
Terence Novak	—	*
Cooper C. Collins (4)	3,526,571	9.1%
Tracy Clifford (5)	115,745	*
Steve Elms (6)	2,016,667	5.2%
Tasos Konidaris	—	*
John Sedor	—	*
All executive officers and directors as a group (7 persons) (7)	2,494,323	6.4%
Five Percent Stockholders
Blackrock Inc.(8)	2,467,678	6.4%
Cetus Capital II, LLC (9)	3,472,222	8.9%
Consonance Capital Management LP (10)	3,427,789	8.8%
Janus Capital Management LLC (11)	3,618,226	9.3%
James E. Smith, Jr. (12)	3,501,704	9.0%
Aisling Capital (6)	2,016,667	5.2%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Consists of 80,661 shares of common stock and options to purchase 281,250 shares of common stock that are either currently exercisable or are exercisable within 60 days of March 31, 2015.
(2)	Consists of options to purchase 20,000 shares of common stock that are currently exercisable.
(3)	Based on a Form 4 filed with the SEC on October 10, 2014 by Mr. Dorsey. Mr. Dorsey’s address is 1210 Green Orchard Place, Encinatas, CA 92024.
(4)
Based on a Form 4 filed with the SEC on April 2, 2014 by Mr. Collins.  The number of shares reported as beneficially owned by him include (a) 245,163 shares held by his wife, (b) 390,681 shares that are held in a grantor retained annuity trust for the benefit of his wife and children, and (c) 390,681 shares that are held in a grantor retained annuity trust for the benefit of himself and his children.  The address for Mr. Collins is 33219 Forest West Drive, Magnolia, TX  77354.

(5)	Consists of 23,745 shares of common stock and options to purchase 92,000 shares of common stock that are currently exercisable.
(6)
Based on a joint Schedule 13D filed with the SEC on August 11, 2011 with the SEC by the following: Aisling Capital III, LP and its general partner, Aisling Capital Partners III, LP, each of which may be deemed to have sole voting and dispositive power over all reported shares; Aisling Capital Partners III, LLC (the general partner of Aisling Capital Partners III, LP), its managing member, Dennis Purcell, and two other principals, Steven Elms and Andrew Schiff, each of which may be deemed to have shared voting and dispositive power of  all reported shares.  This amount also includes 10,000 shares of common stock and options to purchase 10,000 shares of common stock, all of which were received by Aisling for board services rendered by Mr. Elms.

(7)	Consists of 2,114,406 shares of common stock, options to purchase 320,750 shares of common stock that are currently exercisable or exercisable within 60 days of March 31, 2015.
(8)
Based on a Schedule 13G filed with the SEC on February 2, 2015 by Blackrock Inc. which may be deemed to have sole and dispositive power over all reported shares.  The address for Blackrock is 55 East 52nd Street, New York, NY  10022.

(9)
Based on a joint Schedule 13D filed with the SEC on March 3, 2014 by (a) Cetus Capital II, LLC, which has sole voting and dispositive power over approximately 2,447,917 shares, (b) Littlejohn Opportunities Master Fund LP, which has sole voting and dispositive power over approximately 677,083 shares, and (c) SG Distressed Fund, LP, which has sole voting and dispositive power over 347,222 shares.  All of the joint reporters purchased the Company’s 8.00% Convertible Senior Notes due 2019, and the number of shares set forth in the table above and in this footnote reflect the approximate number of shares issuable upon conversion of the Notes, based on the initial conversion rate of 277.7778 shares of our common stock per $1,000.00 principal amount of Notes.  The amount reflected in Percentage of Class assumes the issuance of the shares of common stock underlying the Notes.  The address for Cetus is 8 Sound Shore Drive, Greenwich, CT  06830.

(10)
Based on a joint Schedule 13G filed with the SEC on February 17, 2015 with the SEC by the following: Consonance Capital Management LP, Consonance Capital Opportunity Fund Management LP, Mitchell Blutt and Consonance Capman GP LLC.  Consonance Capital Management LP is deemed to have shared voting and shared dispositive power of 3,229,012 shares; Consonance Capital Opportunity Fund Management LP is deemed to have shared voting and shared dispositive power of 198,777 shares; and Mitchell Blutt and Consonance Capman GP LLC are deemed to have shared voting and shared dispositive power of 3,427,789 shares.  The address for Consonance is 1370 Avenue of the Americas, Suite 3301, New York, NY  10019.

(11)
Based on a Schedule 13G filed with the SEC on February 18, 2015 by Janus Capital Management LLC which deems them to have sole voting and dispositive power of 3,618,226 shares.  The address for Janus is 151 Detroit Street, Denver, CO  80206.

(12)
Based on a Form 4 filed with the SEC on May 21, 2014 by Mr. Smith.  The number of shares reported as beneficially owned by him include 3,200 shares held by his daughter.  Mr. Smith’s address is 700 Camp Street, New Orleans, LA  70130.

ELECTION OF DIRECTORS
(PROPOSAL 1)

  General

Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board, and by resolution the Board has set the number of directors at four.  The current term of office of all four of our directors expires at our Annual Meeting.  At the recommendation of our Nominating Committee, our Board has re-nominated each of our current directors to serve a new term of office expiring at our 2016 annual meeting of stockholders or until his successor is duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below.  Each director nominee has indicated that he is willing and able to serve if elected.  In the event that any nominee is unable or declines to serve as a director at the time of our meeting, the proxies will be voted for any nominee designated by our current Board to fill the vacancy.  Under our bylaws, directors are elected by plurality vote.

Director Nominees

The following table sets forth certain information regarding our nominees for election as directors, including whether each has been determined by our Board to be “independent” as defined by the listing standards of The NASDAQ Stock Market, LLC (“NASDAQ”), his age, and how long he has served as a director of our Company.

Name & Age	Director Since	Independent
Douglas Drysdale, 45	2014	No
Steven A. Elms, 51	2011	Yes
Tasos G. Konidaris, 49	2014	Yes
John A. Sedor, 70	2014	Yes

Biographic information for each director nominee is detailed below under “Biographies of Director Nominees.”  Each director nominee’s biography contains information regarding that person’s service as a director, business experience, other directorships held currently or at any time during the last five years, and the experiences, qualifications, attributes, or skills that led the Nominating Committee and our Board to determine that the person should serve as a director for our Company.

 Director Nominations and Considerations

The Nominating Committee has established the following minimum qualifications that any prospective director nominee must satisfy before the Committee will recommend his or her nomination to our Board:

●	Director nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

●
Director nominees should have experience and the ability to exercise sound judgment in matters that relate to the current and long-term objectives of our Company and should be willing and able to contribute positively to the decision-making process of our Company.

●	Director nominees should have a commitment to understand our Company and its industry and to regularly attend and participate in meetings of our Board and its committees.

●
Director nominees should have the interest and ability to understand and consider the sometimes conflicting interests of the various constituencies of our Company, which include stockholders, employees, customers, governmental units, creditors and the general public, while remaining focused on acting in the interests of our stockholders.

●
Director nominees should not have, nor appear to have, a conflict of interest that would impair the director nominee’s ability to represent the interests of our stockholders and to fulfill the responsibilities of a director.

In addition to these minimum qualifications, the Nominating Committee will only recommend a director nominee to our Board if, following the election or appointment of that nominee:

●	A majority of the Board of Directors will be independent under NASDAQ listing rules.

●	Each of the Audit, Compensation and Nominating Committees of the Board of Directors will be comprised entirely of independent directors.

●
At least one member of the Audit Committee will have the experience, education, and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Please see “The Board of Directors and Board Committees – Director Independence and Board Leadership Structure” for more information regarding the determination of director independence.

Consideration of Candidates Recommended by Stockholders

Our Board is open to suggestions from our stockholders on candidates for election to the Board.  All nominations of candidates for election as directors must comply with Article III of our bylaws, which are on file with the SEC and available as described under “Corporate Governance – Availability of Corporate Governance Documents.”  To serve as a member of our Board, nominees must satisfy the director qualification requirements detailed in Article IV of our bylaws as well as any established by the Nominating Committee (current qualifications are detailed above under “Director Nominations and Considerations”).  The Nominating Committee’s policy is to consider director candidates recommended by stockholders on the same basis and in the same manner as it considers all other director candidates.

A stockholder may nominate a candidate for election as a director by sending the information relating to such person that is required to be disclosed in solicitation of proxies for the election of directors that is required by Regulation 14A promulgated under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director.

The information should be sent to the committee addressed as follows: Corporate Secretary, Pernix Therapeutics Holdings, Inc., 10 North Park Place, Suite 201, Morristown, New Jersey 07960.  In accordance with our bylaws, the nomination must be delivered, by personal delivery or first class mail, to this address (our principal executive offices), and must be received no earlier than 120 days prior and no later than 90 days prior to the anniversary date of the previous year’s annual meeting.

Biographies of Director Nominees

In choosing our directors, we have sought persons with the highest personal and professional ethics, integrity, and values, who can commit themselves to representing the long-term interests of our stockholders.  Our directors must also have an inquisitive and objective perspective, practical wisdom, and mature judgment.  Our directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on our Board for an extended period of time.  In addition to these attributes, each of our directors has a strong and unique background and experience that led us to conclude that he should serve as a director of our Company.  These qualifications are set forth below in each director’s biography.  Additionally, in determining the composition of our Board, we consider the director independence and committee requirements of NASDAQ listing rules and all legal requirements.

        Douglas L. Drysdale.   Mr. Drysdale was appointed as the Company’s Chief Executive Officer and as Chairman of the Board of Directors on February 4, 2014.  Prior to that time, Mr. Drysdale had been the Chief Executive Officer of Alvogen, Inc., a global leader in pharmaceuticals, from 2008 to 2013.   Prior to Alvogen, Mr. Drysdale helped build Actavis, a multinational pharmaceutical company, as head of mergers and acquisitions and a member of the executive board, spearheading specialty acquisitions such as Sindan (oncology) and Abrika (CR formulations).  Prior industry leadership positions also include Vice President of Global Business Development with Alpharma, Inc.; Global Licensing with Forest Laboratories, Inc.; Executive Vice President and Co-Founder with Alkensa, Inc., and Director Business Development with Elan Corp, plc.  Mr. Drysdale received a Bachelor of Science degree from University of East Anglia, UK in Biological Sciences.

Relevant Experience:

●            Pharmaceutical company senior management
●            Extensive experience with growth through acquisition in the pharmaceutical industry
●            Head of business development and licensing at large pharmaceutical companies

Steven A. Elms. Mr. Elms has served as an independent director of the Company since his appointment in 2011 and serves as the Chairman of the Nominating Committee.  He also serves on the Company’s Audit and Compensation Committees.  Mr. Elms is currently a Managing Partner at Aisling Capital, a leading private equity fund investing in life science companies.  Previously, he was a senior member of the Life Sciences Investment Banking Group of Hambrecht & Quist and was involved in over 60 financing and M&A transactions, which helped clients raise in excess of $3.3 billion in capital.  He received an M.B.A. from the Kellogg Graduate School of Management at Northwestern University, and a B.A. in Human Biology from Stanford University.

Relevant Experience:

●            Financial expertise
●            Public company management
●            Audit committee experience

John A. Sedor. Mr. Sedor has served as an independent director of the Company and also as the Chairman of the Compensation Committee since his appointment in 2014.  He also serves on the Company’s Nominating and Audit Committees.  Mr. Sedor served as President and CEO and a director of Cangene Corporation, a fully integrated developer and manufacturer of immune therapeutics until its acquisition by Emergent Biosolutions from 2011 until February 2014.  Prior to that, from 2008 until 2011, Mr. Sedor served as Chief Executive Officer and President of CPEX Pharmaceuticals since its spin-off from Bentley in 2008 until its acquisition by Footstar. Mr. Sedor was President of Bentley from 2005 until the spin-off of CPEX. From 2001 to May 2005, he was President and CEO of Sandoz, Inc. (a division of Novartis AG). From 1998-2001 Mr. Sedor was President and Chief Executive Officer at Verion, Inc., a drug delivery company. Previously, Mr. Sedor served as President and Chief Executive Officer at Centeon, LLC, a joint venture between two major multinational corporations, Rhône-Poulenc Rorer and Hoechst AG. Previously, Mr. Sedor served as Executive Vice President at Rhône-Poulenc Rorer, Revlon Health Care and Parke-Davis. Mr. Sedor holds a Bachelor of Science degree in Pharmacy/Chemistry from Duquesne University, and has studied strategic marketing at both Northwestern University’s Kellogg Graduate School of Management and Harvard Business School. He has also attended Harvard’s Executive Forum.

Relevant Experience:

●            Public pharmaceutical company senior management
●            Pharmaceutical company strategic planning and business development
●            Board membership on public pharmaceutical company

Tasos G. Konidaris.  Mr. Konidaris has served as an independent director of the Company and also as the Chairman of the Audit Committee since his appointment in 2014.  He also serves on the Company’s Nominating and Compensation Committees.  Mr. Konidaris has served as Senior Vice President and Chief Financial Officer of Ikaria, Inc., a biotherapeutics company, since October 2011. Prior to joining Ikaria, since 2007, Mr. Konidaris served as Senior Vice President and Chief Financial Officer at Dun & Bradstreet (D&B) Corporation, a leading commercial information services company. He was Principal Accounting Officer and led the Global Finance Operations of D&B beginning in 2005. From 2003 to 2005, Mr. Konidaris served as Group Vice President of the Global Pharmaceutical and Global Diversified Products Groups at Schering-Plough Corporation, a pharmaceutical company. Earlier in his career, Mr. Konidaris held senior financial and operational positions of increasing responsibility at the Pharmacia Corporation, Rhone-Poulenc Rorer, Novartis Corporation and Bristol-Myers Squibb Company. Mr. Konidaris holds an MBA from Drexel University, and a BS from Gwynedd Mercy College.

Relevant Experience:

●            Chief financial officer
●            Strong accounting and finance background
●            Board membership on public pharmaceutical company

Required Vote:

Our directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Annual Meeting.

Board Recommendation:

The Board of Directors believes that the election of each of the four nominees listed above is in the best interests of Pernix and the best interests of our stockholders and therefore recommends a vote FOR each of the four nominees listed above.

CORPORATE GOVERNANCE

Our Board and management have adopted corporate governance practices designed to aid in the fulfillment of their respective duties and responsibilities to our stockholders.  Together, our articles of incorporation, bylaws, code of business conduct and ethics, and Board committee charters form the framework for the governance of our Company.  Copies of these documents are available as described below under “—Availability of Corporate Governance Documents.”

Code of Business Conduct and Ethics

We have a written Code of Conduct and Ethics that applies to the directors, officers, and employees of, and consultants and contractors to, the Company and its subsidiaries, including the Company’s Chief Executive Officer and Chief Financial Officer.  The Code of Business Conduct and Ethics is a set of policies on key integrity issues that will encourage representatives of the Company to act ethically and legally.  It includes the Company’s policies with respect to conflicts of interest, compliance with laws, insider trading, corporate opportunities, competition and fair dealing, discrimination and harassment, health and safety, record-keeping, confidentiality, protection and proper use of Company assets, payments to government personnel and reports to and communications with the SEC and the public.  Any waivers of the Code of Ethics for directors or executive officers must be approved by our Board and disclosed in a Form 8-K filed with the SEC within four days of the waiver.

Availability of Corporate Governance Documents

You may access our articles of incorporation, our bylaws, our Code of Business Conduct and Ethics, all committee charters, and other corporate governance documents under the “About Pernix - Corporate Compliance & Business Practices”  and "About Pernix - Corporate Governance" sections of our website at http://www.pernixtx.com.  You also may request printed copies, which will be mailed to you without charge, by writing to us in care of our Corporate Secretary, Pernix Therapeutics Holdings, Inc., 10 North Park Place, Suite 201, Morristown, New Jersey 07960.

Communications with the Board, Committees, or Individual Directors

Stockholders and other interested parties may communicate with our Board or specific members of our Board, including the members of our various Board committees, by submitting a letter addressed in care of the Board of Directors at the Company’s principal executive offices:  Pernix Therapeutics Holdings, Inc., 10 North Park Place, Suite 201, Morristown, New Jersey 07960.  Any stockholder communication addressed in this manner will be delivered, unopened, to the director to whom it is addressed, or to the Chairman if addressed to the Board.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors, and none of them are present or past employees or officers of ours. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board or compensation committee (or other committee serving an equivalent function) of any other entity which has one of their executive officers who served on our Board or Compensation Committee.

The Board's Role in Risk Oversight

The Board’s role in our risk oversight process includes regular discussions and meetings with members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. In addition, several members of the Board are actively involved in several key areas of risk, namely, regulatory strategy and interactions with the U.S. Food and Drug Administration, and financing matters. Due to the relatively small size of the Board, and our centralized management, senior management is able to frequently interact with the full Board (or the appropriate committee in the case of risks that are under the purview of a particular Committee). This structure enables the Board and committees to be heavily involved in the risk oversight role.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Related Person Policy

                The Board of Directors has adopted a written Related Person Transaction Approval Policy (referred to as the “Related Person Policy”) that is administered by the Audit Committee of the Board of Directors.  The Related Person Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a “related person” as defined by the SEC (Item 404 of Regulation S-K) has a direct or indirect material interest.

Under the Related Person Policy, the facts and circumstances of the proposed transaction will be provided to senior management, which will determine whether the proposed transaction is a related person transaction that requires further review.  Transactions that fall within the definition will be submitted to the Audit Committee for approval, ratification or other action at the next Audit Committee meeting or, in those instances in which senior management determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chairman of the Audit Committee.  The Audit Committee or the Chairman, as applicable, may approve, based on good faith consideration of all the relevant facts and circumstances, only those related person transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders.

In addition, senior management will review quarterly reports of amounts paid or payable to, or received or receivable from, any related person and determine if there are any related person transactions that were not previously approved or ratified under the Related Person Policy.  The Audit Committee will evaluate all options available, including, but not limited to, ratification, amendment, termination or rescission and, where appropriate, take disciplinary action.  The Audit Committee will request that senior management evaluate the Company’s controls to ascertain the reason the transaction was not submitted to the Audit Committee for prior approval.

  Certain Relationships and Transactions

There were no transactions or relationships in 2014 for which the board was required to review the Related Person Policy.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Our bylaws authorize our Board to appoint one or more committees, each consisting of one or more directors.  Our Board has established three standing committees:  an Audit Committee, a Compensation Committee and a Nominating Committee.  Our Board has adopted a charter for each committee, which describes the authority and responsibilities delegated to that committee by the Board.  These charters are available as described under “Corporate Governance – Availability of Corporate Governance Documents.”

Director Independence and Board Leadership Structure

Periodically, and at least annually in connection with its annual recommendation to the Board of a slate of director nominees, the Nominating Committee of our Board reviews the independence of the Board’s current members (and director nominees who are not current members) and reports its findings to the full Board.  Our Board then considers all relevant facts and circumstances in making an independence determination, including an analysis from the standpoint of the director and from that of persons or organizations with which the director has an affiliation.

Our Board has determined that, as of the record date, three of our four directors are independent under NASDAQ’s listing rules.  Messrs. Elms, Konidaris and Sedor are independent; however, Mr. Drysdale does not qualify as independent as he currently serves as our Chief Executive Officer.

Our Board has determined that the roles of Chief Executive Officer and Chairman are best served by the same person at this time.  The structure ensures that the independent directors will have more time to actively participate in board meetings with less time needed for any one independent director to focus on Chairman duties.

Executive Sessions of the Board of Directors

We schedule executive sessions at which our independent directors meet without the presence or participation of management.  The Chairs of the Audit Committee, Compensation Committee and Nominating Committee each act as presiding director of such executive sessions on a rotating basis.

Board and Committee Meetings

Our Board met six times in fiscal year 2014.  All members of our Board attended at least 75% of the total number of meetings of the Board and of the Board committees of which he was a member during fiscal 2014.

We encourage our directors to attend every annual meeting of stockholders.  Our bylaws require that we schedule a meeting of the Board on the same day as our annual meeting of stockholders, which facilitates our directors’ attendance at the annual meeting.  Each of our directors who was serving as a director as of the 2014 annual meeting attended that annual meeting.

The current members of each committee are identified in the following table, which also indicates the number of meetings each committee held in fiscal 2014.  The role of each committee is discussed in detail below.

Board Committee
Director	Audit	Compensation	Nominating
Douglas Drysdale	--	--	--
Steven A. Elms	X	X	Chair
Tasos G. Konidaris	Chair	X	X
John A. Sedor	X	Chair	X
Number of Meetings in 2014	4	3	2
———————

Audit Committee

Under its charter, the Audit Committee’s responsibilities include:

●	The appointment, compensation, retention, evaluation and oversight of the work of the Company’s independent registered public accounting firm.

●	Reviewing the experience and qualifications of the senior members and lead partner of the independent registered public accounting firm.

●	Reviewing, evaluating and approving the annual engagement proposal of the independent registered public accounting firm.

●	The pre-approval of all auditing services and all non-audit services permitted to be performed by the independent registered public accounting firm.

●	Determining the independence of the Company’s independent registered public accounting firm.

●	Reviewing any audit problems or difficulties the independent registered public accountants may encounter in the course of their audit work.

●	Reviewing all proposed “related person” transactions for potential conflict-of-interest situations.

●
Reviewing and discussing with management and the Company’s independent registered public accounting firm annual audited financial statements, quarterly financial statements, material accounting principles applied in financial reporting and any other release of financial information.

●	Reviewing and discussing with management the Company’s policies with respect to risk assessment and risk management.

●
Reviewing the integrity, adequacy, and effectiveness of the Company’s accounting and financial controls, both internal and external, with the assistance of management and the Company’s independent registered public accounting firm.

●
Discussing with the Chief Executive Officer and Chief Financial Officer of the Company the processes involved in, and any material required as a result of, their Annual Report on Form 10-K and Quarterly Report on Form 10-Q certifications regarding the operation of the internal controls of the Company.

●	Reviewing reports from management and the independent registered public accountants relating to the status of compliance with laws, regulations, and internal procedures.

●
Approving and monitoring the Company’s compliance with the Company’s Code of Business Conduct and Ethics, which covers the conduct and ethical behavior of the directors, officers, and employees of, and consultants and contractors to, the Company and its subsidiaries.

●	Establishing procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company.

Our Audit Committee is also responsible for any audit reports the SEC requires us to include in our proxy statements.  In this proxy statement, the requisite report may be found under the heading, “Audit Committee Report.”

Each member of our Audit Committee also meets the criteria for independence set forth in Rule 10A-3(b)(1) promulgated under the Exchange Act.  None of the members of our Audit Committee has participated in the preparation of our consolidated financial statements or those of our subsidiaries during the past three years, and all are able to read and understand fundamental financial statements and are financially literate under the applicable rules of the SEC and NASDAQ.  Our Board has determined that Mr. Konidaris is an “audit committee financial expert” under SEC rules.

Compensation Committee

Under its charter, the Compensation Committee’s responsibilities include:

●	Reviewing the compensation practices and policies of the Company to ensure they provide appropriate motivation for corporate performance and increased stockholder value.

●	Approving (or recommending, where stockholder approval is required) any adoption, amendment or termination of compensation programs and plans.

●	Overseeing the administration of the Company’s compensation programs and plans, including the determination of the directors and employees who are to receive awards and the terms of those awards.

●	Conducting periodic surveys of compensation practices of comparable companies.

●	Conducting an annual review and approval of compensation and benefits to directors and senior executives.

●	Reviewing and approving the Company’s policies and procedures with respect to expense accounts and perquisites.

●	Reviewing and approving annual corporate goals and objectives for our Chief Executive Officer.

●
Reviewing the performance of our Chief Executive Officer with regard to such goals and objectives with the independent members of our Board and communicating to our Chief Executive Officer the Board’s evaluation of his performance.

●
Reviewing and recommending to the Board of Directors the “Compensation Discussion and Analysis” if required to be included, as applicable, in our Annual Report on Form 10-K, annual proxy statement, or any information statement.

●	Composing the “Compensation Committee Report,” if required to be included in our annual proxy statement.

●	Analyzing and making recommendations to our Board regarding the directors’ and officers’ indemnification and insurance matters.

●	Conducting an annual performance evaluation of the Compensation Committee.

In this proxy statement, the requisite Compensation Committee Report may be found under the heading, “Compensation Committee Report.”

Nominating Committee

Under its charter, the Nominating Committee’s responsibilities include:

●	Establishing criteria for selecting new directors.

●	Considering and recruiting candidates to fill new positions on our Board, including any candidate recommended by the stockholders.

●	Conducting appropriate inquiries to establish a candidate’s compliance with the qualification requirements established by the Nominating Committee.

●	Assessing the performance, contributions, and qualifications of individual directors, including those directors slated for re-election.

●	Recommending director nominees for approval by our Board.

●	Evaluating the performance of our Board as a whole and of the Nominating Committee at least annually.

●
Reviewing and making recommendations to our Board with respect to any proposal properly presented by a stockholder for inclusion in our annual proxy statement (which may be referred to any other Board committee as appropriate in light of the subject matter of the proposal).

Other Committees

Our Board may, from time to time, form other committees as circumstances warrant.  Any additional committees will have authority and responsibility as may be delegated by our Board, to the extent permitted by our articles, our bylaws, and Maryland law.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the preparation of our consolidated financial statements and our filings, including the design and implementation of our Company’s internal controls.  Our Audit Committee oversees the integrity of our financial statements, reports, and other financial information, our compliance with legal and regulatory requirements, and the independent registered public accounting firm’s qualifications, independence, and performance.  Our Audit Committee operates under a written charter, which is available as described under “Corporate Governance – Availability of Corporate Governance Documents.”

In this context, the Audit Committee has met and held discussions with management regarding the assessment of our Company’s internal controls over financial reporting.  The Audit Committee has also met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our Company’s results.  The Audit Committee has discussed significant accounting policies applied by the Company in its consolidated financial statements, as well as alternative treatments.  Management represented to the Audit Committee that our Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114.

In addition, the Audit Committee reviewed and discussed with the independent registered public accounting firm the auditor’s independence from the Company and its management.  As part of that review, the Audit Committee received the written disclosures and letter required by Public Company Accounting Oversight Board, or PCAOB, Rule 3526 (Communication with Audit Committees Concerning Independence) and by all relevant professional and regulatory standards relating to the independent registered public accounting firm’s independence from the Company.  The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to our Company is compatible with the auditor’s independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.  The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits.

The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, and the overall quality of the Company’s financial reporting.  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

By the Audit Committee:

Tasos G. Konidaris, Chair
Steven A. Elms
John A. Sedor

DIRECTOR COMPENSATION

The table below details all compensation the Company paid to our non-employee directors during fiscal year 2014.  Information regarding compensation paid to Mr. Drysdale as the Company’s Chief Executive Officer, Mr. Pearce, as the Company’s former Chief Executive Officer, and Mr. Collins, as the Company’s former Chief Strategic Officer, may be found in the “Executive Compensation - Summary Compensation Table.”   Mr. Pearce and Mr. Collins each resigned from the Board in 2014.

Name (1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards (2)(3)(6)	Total
Steven Elms	$66,220	$—	$224,388	$290,608
Tasos Konidaris	47,984	—	142,184	190,168
John Sedor	54,778	—	99,466	154,244
Anthem Blanchard (4)	9,533	—	—	9,533
James Smith (5)	9,533	—	—	9,533

(1)
Doug Drysdale has been omitted from this table because he received no compensation for serving on our board of directors.  Mr. Drysdale’s compensation as President and Chief Executive Officer for 2014 is detailed in “Executive Compensation - Summary Compensation Table”.

(2)
The amounts in these columns represent the aggregate grant date fair value of stock awards and option awards granted to the director during 2014 computed in accordance with FASB ASC Topic 718. See Note 22 of the notes to our consolidated financial statements in our annual report on Form 10-K filed with the SEC on March 2, 2015 for a discussion of assumptions made by us in determining the grant date fair value of our equity awards.

(3)
During the year ended December 31, 2014, we granted to our non-employee directors options to purchase an aggregate of 120,000 shares of common stock in the following amounts, 40,000 to each director as follows: Mr. Elms (on June 18, 2014 at an exercise price of $8.26), Mr. Konidaris (on April 25, 2014 at an exercise price of $5.28) and Mr. Sedor (on March 12, 2014 at an exercise price of  $3.74).  The options grants in 2014 were made under the 2009 Incentive Stock Plan. All of the shares of common stock underlying the options will vest ratably over four years on each anniversary date of the grant.

(4)	Mr. Blanchard resigned from the Board in February 2014.

(5)	Mr. Smith resigned from the Board in February 2014.

(6)	As of December 31, 2014, our directors and former directors had outstanding options to purchase common stock and RSUs as set forth below:

Name	Stock Options	RSUs
Anthem Blanchard	—	—
Steven Elms	50,000	10,000
Tasos Konidaris	40,000	—
John Sedor	40,000	—
James Smith	—	—

        All directors are eligible to receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors, and our non-employee directors are also eligible to receive reimbursement, upon approval of the board of directors or a committee thereof, for reasonable out-of-pocket expenses incurred in connection with attendance at various conferences or meetings with our management.

Overview of Director Compensation and Procedures

We periodically review the level of compensation paid to our non-employee directors. In determining the level of compensation for our non-employee directors, we have obtained data from a number of different sources, including:

●	Publicly available peer group information; and

●	Independent private surveys of non-executive director compensation in the pharmaceutical industry.

Employee directors do not receive additional compensation for service on the Board or its committees. We reimburse each non-employee director for travel expenses incurred in connection with attendance at board meetings. The cash compensation program for our Board and the current equity compensation program is set forth below.

Annual Cash Compensation (paid in equal quarterly installments):

●	$40,000 per director

●	additional $40,000 for the non-executive Chairman of the Board

●	additional $7,000 for each committee on which the director serves (except as chairman)

●	additional $10,000 for each committee on which the director serves as chairman

Equity Compensation:

●	annual grant of options to purchase common stock, vesting over a four year period, with the number to be determined by the Compensation Committee annually.

Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our articles of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Maryland law.  We also provide our directors and officers with standard director and officer insurance.

APPROVAL OF AN AMENDMENT TO THE COMPANY’S CHARTER INCREASING THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK OF THE COMPANY
(PROPOSAL 2)

The Board of Directors unanimously adopted a resolution approving, and declaring advisable, subject to stockholder approval, an amendment to the Company’s charter increasing the number of authorized shares of common stock from 90,000,000 shares to 140,000,000 shares and the attendant increase in capital stock of all classes from 100,000,000 to 150,000,000, consisting of 140,000,000 shares of common stock and 10,000,000 shares of preferred stock, which shall include 1,000,000 shares of Series B junior participating stock.   No change to the authorized number of shares of preferred stock is being proposed.

The Company is presently authorized to issue up to 100,000,000 shares of capital stock, consisting of 90,000,000 shares of common stock and 10,000,000 shares of preferred stock, which shall include 1,000,000 shares of Series B junior participating stock. As of the Record Date, there were approximately 38,872,473 shares of common stock issued and outstanding and 51,973,534 shares were reserved for issuance under employee equity plans and outstanding equity awards, our outstanding convertible notes and outstanding warrant agreements and other purposes.  The amount of shares reserved for future issuance includes shares of common stock issued in connection with our recent acquisition of Zohydro® ER and issuable upon conversion of our recently issued 4.25% Convertible Senior Notes due 2021, both of which occurred after the Record Date.  The amount of shares reserved for future issuance also assumes the approval of the Pernix Therapeutics Holdings, Inc. 2015 Omnibus Incentive Plan as more fully described in Proposal 3 of this Proxy Statement. As a result, the Company may not have a sufficient number of authorized shares of capital stock available for issuance in the future for capital raising activities, acquisitions, share splits and other general corporate purposes. Upon the approval of this Proposal 2, there would be approximately 49,153,993 authorized and unreserved shares available for issuance.

The Board of Directors believes that it is in the best interests of the Company to increase the number of authorized shares of capital stock.  The increase in authorized shares of capital stock will provide flexibility with respect to future transactions, including acquisitions of other businesses or properties where the Company would have the option to use its capital stock as consideration (rather than cash), financing future growth, financing transactions, repayment of debt, providing equity incentives to employees, officers and directors and other general corporate purposes. The additional shares of capital stock will enable the Company to act quickly as opportunities arise and avoid the time consuming and costly need to hold a special meeting of stockholders in every case. The Board of Directors believes that, in the future, occasions may arise where the time required to obtain stockholder approval might adversely delay the Company’s ability to enter into a desirable transaction or deny it the flexibility to facilitate the effective use of its securities. Therefore, the failure to approve the Proposal could, in effect, prevent the Company from continuing the pursuit of effective strategies to access capital in the public and private markets. Authorized but unissued shares of capital stock may be used by the Company from time to time as appropriate and opportune situations arise.

Stockholders of the Company will not have any preemptive rights with respect to the additional shares being authorized. No further approval by stockholders would be necessary prior to the issuance of any additional shares of capital stock, except as may be required by law or applicable NASDAQ rules. In certain circumstances, generally relating to the number of shares to be issued and the identity of the recipient, the rules of NASDAQ require stockholder authorization in connection with the issuance of such additional shares. Subject to Maryland law and the rules of NASDAQ, the Board of Directors has the sole discretion to issue additional shares of capital stock for such consideration as may be determined by the Board of Directors. The issuance of any additional shares of capital stock may have the effect of diluting the percentage of stock ownership of present stockholders of the Company.

The Company has not proposed the increase to its authorized capital stock with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional stock in the future to make it more difficult or to discourage an attempt to acquire control of the Company. As of this date, the Company is unaware of any pending or threatened effort to acquire control of the Company. Further, the submission of this Proposal is not part of any plan by the Board of Directors to engage in any transaction that would require the proposed increase.

If this Proposal is approved by the stockholders, the Company’s current charter will be amended to provide that the Company has the authority to issue up to 150,000,000 shares of capital stock, consisting of 140,000,000 shares of common stock and 10,000,000 shares of preferred stock, which shall include 1,000,000 shares of Series B junior participating stock, each with a par value $0.01 per share.

The full text of the proposed amendment is attached hereto as Appendix A. If the stockholders approve the Proposal, the Articles of Amendment will be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and the amendment to the Company’s charter as described above will be effective upon the acceptance for record of the Articles of Amendment by the SDAT.

Required Vote:

                 The affirmative vote of the holders of two-thirds (66-2/3%) of the votes cast by stockholders entitled to vote at the Annual Meeting is required to approve the amendment to the Charter to increase the number of authorized shares of our common stock.

Board Recommendation:

The Board unanimously recommends a vote FOR approval of the amendment to our Charter to increase the number of authorized shares of common stock.

APPROVAL OF 2015 OMNIBUS INCENTIVE PLAN
(PROPOSAL 3)

On April 23, 2015, our Board approved, subject to shareholder approval at the Annual Meeting, a new incentive plan, the Pernix Therapeutics Holdings, Inc. 2015 Omnibus Incentive Plan (the “2015 Plan”).

The purposes of the 2015 Plan are to align the long-term financial interests of employees, members of the Board, consultants, agents and other service providers of the Company (including those that have been providing services to the Company for less than 12 months) with those of the Company’s shareholders, to attract and retain those individuals by providing compensation opportunities that are competitive with other companies and provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its subsidiaries. As of the filing of this Proxy Statement, the number of persons eligible to participate in the 2015 Plan is approximately 265.

The 2015 Plan is intended to permit the grant of performance-based compensation within the meaning of Section 162(m) of the U.S. Internal Revenue Code of 1986 (the “Code”), which generally limits the annual deduction that the Company may take for compensation of its covered officers, which consist of its CEO and three other most highly compensated executive officers (other than its Chief Financial Officer (“CFO”)) who are serving at the end of the year. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. Among these requirements is a requirement that the material terms pursuant to which the performance-based compensation is to be paid be disclosed to and approved by the shareholders. Accordingly, if the 2015 Plan is approved by shareholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, qualified performance-based compensation paid to covered officers pursuant to the 2015 Plan will not fail to be deductible due to the operation of Section 162(m).

7,000,000 shares are being requested in connection with the request for approval of the 2015 Plan.  The 2015 Plan is being adopted to give the Company increased flexibility to make equity grants in line with the Company’s pay-for-performance philosophy.

The following is a summary of the 2015 Plan and is qualified in its entirety by the full text of the 2015 Plan, a copy of which is included as Appendix  B to this Proxy Statement.

Summary of Plan Terms

Shares Subject to the 2015 Plan

The maximum number of shares of Common Stock that may be issued to participants pursuant to awards (all of which may be granted as incentive stock options, discussed below) will be equal to 7,000,000 shares. In determining the number of shares of common stock to be reserved for issuance under the 2015 Plan, the Company’s management and Compensation Committee evaluated the historic share usage and burn rate under the 2009 Plan and the existing terms of outstanding awards under the 2009 Plan.

The number of shares of Common Stock authorized for grant under the 2015 Plan is subject to adjustment, as described below. In addition, the aggregate number of shares of Common Stock that may be granted to any Covered Employee during a calendar year in the form of options, share appreciation rights, and/or share awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall not exceed 1,500,000 per fiscal year.

If any shares subject to an award are forfeited, canceled, exchanged or surrendered, or if an award terminates or expires without a distribution of Common Stock to the participant, the shares with respect to the award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2015 Plan; however, the shares surrendered or withheld as payment of either the exercise price of an option (including shares otherwise underlying an award of a SAR that are retained by the Company to account for the exercise price of the SAR) and/or withholding taxes in respect of an award will no longer be available for awards under the 2015 Plan. Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.  The maximum number of shares of Common Stock available for awards under the 2015 Plan shall not be affected by the payment of cash dividends on outstanding awards, the payment of share-denominated awards that must be settled in cash, the granting of cash awards, or, in connection with a transaction with another entity, the granting of awards to individuals who previously received awards from the other entity and are receiving awards under the 2015 Plan as a result of such transaction.

Administration of the 2015 Plan

    Except as otherwise required by law, the 2015 Plan will be administered by our Compensation Committee. To the extent required for employees subject to Section 162(m) of the Code, the Compensation Committee will consist of two or more individuals, each of whom, unless otherwise determined by our Board, is an “outside director” to comply with the applicable requirements of Section 162(m) of the Code and Section 16 of the U.S. Securities Act of 1934.

    The Compensation Committee will determine which employees, consultants, Directors, members of our sales force and other individuals are eligible to receive awards under the 2015 Plan. In addition, the Compensation Committee will interpret the 2015 Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the 2015 Plan or any awards granted under the 2015 Plan as it deems to be appropriate.

Types of Awards

                 The following types of awards may be made under the 2015 Plan. All of the awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to such limitations as are provided in the 2015 Plan. In addition, subject to the limitations provided in the 2015 Plan and in accordance with applicable law, the Compensation Committee may, in the event of a Participant’s termination of employment, death or disability or upon a Change of Control, accelerate or defer the vesting or payment of awards, cancel or modify outstanding awards, and waive any conditions or restrictions imposed with respect to awards or the shares of common stock issued pursuant to awards.

Non-qualified Stock Options

     An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares of common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the Market Price (as defined below) of our shares of common stock on the grant date. The “Market Price” of shares of common stock as of a particular date shall generally mean the closing price per share of common stock on the national securities exchange on which the shares of common stock are principally traded, for the last preceding date on which there was a sale of such shares of common stock on such exchange (subject to certain exceptions set forth in 2015 Plan in the event that the Company is no longer traded on a national securities exchange). Unless otherwise determined by the Compensation Committee, Directors shall generally not be eligible to receive options. The term of a non-qualified stock option may not exceed ten years from the date of grant. The exercise price may be paid with cash, shares of common stock already owned by the participant, or with the proceeds from a sale of the shares subject to the option. The Compensation Committee may also provide that an option may be “net exercised”, meaning that the participant would receive the shares of common stock underlying the options exercised less such number of shares of common stock equivalent in value to the exercise price and withholding taxes resulting from the exercise of the options. A non-qualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

Incentive Stock Options

     An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of Market Price on the grant date, a term of no more than ten years, and that the option be granted from a plan that has been approved by shareholders. Notwithstanding the foregoing, if granted to a participant who owns shares representing more than 10% of the voting power of all classes of shares of the Company, its parent or one of its subsidiaries, an incentive stock option must have a term of not more than five years and have an exercise price which is at least 110% of the Market Price. In addition, if the aggregate Market Price of the shares of common stock (as of the grant date) for which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess will be treated as non-qualified stock options.

Share Appreciation Rights

     A share appreciation right (“SAR”) entitles the participant to receive an amount equal to the difference between the Market Price of the Company’s shares of common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the Market Price of a share of common stock on the grant date), multiplied by the number of shares subject to the SAR. A SAR may be granted in substitution for a previously granted option, and if so, the exercise price of any such SAR may not be less than 100% of the Market Price of shares of common stock as determined at the time the option for which it is being substituted was granted. Payment to a participant upon the exercise of a SAR may be in cash or shares of common stock (in which case, the number of shares of common stock to be paid will be determined by dividing the amount calculated above by the Market Price of a share of common stock at the time of payment). Unless otherwise determined by the Compensation Committee, Directors shall generally not be eligible to receive SARs.

Restricted Shares

A restricted share award is an award of outstanding shares of common stock that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Compensation Committee, and which may be forfeited if conditions to vesting are not met. Participants generally receive dividend payments on the shares subject to their award during the vesting period (unless the awards are subject to performance-vesting criteria) and are also generally entitled to provide voting instructions with respect to the shares underlying their awards.

Deferred Shares

A deferred share award is an unfunded, unsecured promise to deliver shares of common stock to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the Compensation Committee. Participants do not have voting rights, but generally receive dividend equivalent payments during the vesting period subject to the same vesting conditions as the underlying award.

Share Units

A share unit is an award denominated in shares of common stock that may be settled either in shares or cash, subject to terms and conditions determined by the Compensation Committee. Participants generally receive dividend equivalent payments during the vesting period subject to the same vesting conditions as the underlying award.

Share Payment

Subject to limits in the 2015 Plan, the Compensation Committee may issue unrestricted shares of common stock, alone or in tandem with other awards, in such amounts and subject to such terms and conditions as the Compensation Committee determines. A share payment may be granted as, or in payment of, a bonus (including, without limitation, any compensation that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions.

Cash Awards

The Compensation Committee may issue awards that are payable in cash, as deemed by the Compensation Committee to be consistent with the purposes of the 2015 Plan. These cash awards will be subject to the terms, conditions, restrictions and limitations determined by the Compensation Committee from time to time. The payment of cash awards may be subject to the achievement of specified performance criteria. The 2015 Plan provides that the maximum amount of a cash award that may be granted during any annual performance period to any employee subject to Section 162(m) of the Code may not exceed $10,000,000.

Performance Criteria

Awards granted under the 2015 Plan may be subject to specified performance criteria. Performance criteria are based on the Company’s attainment of performance measures pre-established by the Compensation Committee, in its sole discretion, based on one or more of the following:

●
revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, cash flow or a combination of any or all of the foregoing;

●	after-tax or pre-tax profits including, without limitation, those attributable to continuing and/or other operations;

●
the level of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company either in absolute terms or as it relates to a profitability ratio including operating income or EBITA;

●	return on capital employed, return on assets, or return on invested capital;

●	after-tax or pre-tax return on shareholders’ equity;

●	economic value added targets based on a cash flow return on investment formula;

●	the market price of the shares of common stock;

●	the market capitalization or enterprise value of the Company, either in amount or relative to industry peers;

●	the value of an investment in the shares of common stock assuming the reinvestment of dividends;

●	the achievement of operating margin targets or other measures of improving profitability;

●	the filing of one or more new drug application(s) (“NDA”) or the approval of one or more NDA(s) by the U.S. Food and Drug Administration;

●	the achievement of, or progress toward, a launch of one or more new drug(s);

●	the achievement of research and development milestones;

●
the achievement of other strategic milestones including, without limitation, the achievement of specific synergy capture and cost savings realization relating to integrations and the successful creation or execution of a restructuring plan for a specific business or function;

●	the successful completion of clinical trial phases;

●	licensing or acquiring new products or product platforms;

●	acquisition or divestiture of products or business;

●	the entering into new, or exiting from existing, geographic markets or industry segments; or

●
the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs.

For purposes of the first item above, “extraordinary items” includes all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction, restructuring, or related to a change in accounting principles. Each financial metric above may be on a business unit, geographic segment, total company, or per-share basis, and on a GAAP or non-GAAP adjusted basis.

The performance criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code or to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Compensation Committee, in its sole discretion, may designate additional business criteria on which the performance criteria may be based or adjust, modify or amend the previously mentioned business criteria, including to take into account actions approved by the Board or a committee thereof that affect the achievement of the original performance criteria. Performance criteria may include a threshold level of performance below which no award will be earned, a level of performance at which the target amount of an award will be earned and a level of performance at which the maximum amount of the award will be earned. To the extent permitted under Section 162(m) of the Code, the Compensation Committee shall make appropriate equitable adjustments to the performance criteria in recognition of unusual or non-recurring events affecting us or our financial statements, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

Deferrals

The Compensation Committee may postpone the exercise of awards, or the issuance or delivery of shares or cash pursuant to any award for such periods and upon such terms and conditions as the Compensation Committee determines. In addition, the Compensation Committee may determine that all or a portion of a payment to a participant, whether in cash and/or shares, will be deferred in order to prevent the Company or any subsidiary from being denied a U.S. federal income tax deduction with respect to an award granted under the 2015 Plan. Notwithstanding this authority, the Compensation Committee will not postpone the exercise or delivery of shares or cash payable in respect of awards constituting deferred compensation under Section 409A of the Code, where such postponement will cause the imposition of additional taxes under Section 409A of the Code. Section 409A of the Code provides rules that govern the manner in which compensation of various types may be deferred and imposes taxes upon compensation that is improperly deferred or accelerated.

Blackout Periods

The 2015 Plan provides that (i) if the expiration of the term of options or SARs awarded under the 2015 Plan occurs during a period self-imposed by the Company during which a participant is prohibited from trading in the Company’s securities (a “Blackout Period”) such term will be extended until the tenth business day after the end of such Blackout Period, and (ii) if share units are to be delivered during a Blackout Period, the shares subject to such share units will be delivered as soon as practicable after the end of such Blackout Period.

Dividends and Dividends Equivalents

The Compensation Committee may provide that share awards shall earn dividends or dividend equivalents, as applicable, subject to such terms, conditions, restrictions and limitations as the Compensation Committee may establish.

Adjustments

The 2015 Plan will provide that the Compensation Committee will make appropriate equitable adjustments to the maximum number of shares available for issuance under the 2015 Plan and other limits stated in the 2015 Plan, the number of shares covered by outstanding awards, and the exercise prices and performance measures applicable to outstanding awards. These changes will be made to reflect changes in our capital structure (including a change in the number of shares of common stock outstanding) on account of any share dividend, share split, reverse share split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code and other applicable laws and regulations. The Compensation Committee, in its discretion, may decline to adjust an award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or to the Company. Adjustments described in this paragraph are subject to any applicable regulatory approvals.

Terminations

Unless the applicable award agreement provides otherwise or the Compensation Committee determines otherwise, vesting with respect to an award will cease upon termination of a participant’s employment or service with the Company, and unvested awards shall be forfeited upon such termination. In the case of termination for cause, vested awards shall also be forfeited.

Change of Control

The 2015 Plan will provide that, unless otherwise set forth in a participant’s award agreement or employment agreement, all awards that are assumed or substituted in connection with a Change of Control transaction (as defined below) will become fully vested, exercisable and free of restrictions, and any performance conditions on those awards will be deemed to be achieved if the participant’s employment or service is terminated by the Company without “cause” (as defined in the 2015 Plan) within 12 months following the Change of Control. In addition, the 2015 Plan provides that, unless otherwise set forth in a participant’s award agreement, all awards that are not assumed or substituted in connection with the Change of Control transaction will become fully vested, exercisable and free of restrictions and any performance conditions on those awards will be deemed to be achieved immediately upon the occurrence of the Change of Control transaction.

In addition, in the event of a Change of Control transaction, the Compensation Committee may, in its discretion, (i) provide that each option and each SAR which may, by its terms, only be settled in shares, will, immediately upon the occurrence of a Change in Control, be deemed to have been exercised on a “net exercise” basis, and (ii) may, in its discretion, except as would otherwise result in adverse tax consequences under Section 409A of the Code, provide that each award, other than options and SARs will, immediately upon the occurrence of the Change of Control, be cancelled in exchange for a payment in an amount equal to the excess of the consideration paid per share of common stock in the Change of Control over the purchase price (if any) per share of common stock subject to the award, multiplied by the number of shares of common stock subject to the award.

Assignability

Except in specific circumstances described in the 2015 Plan, awards granted under the 2015 Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Compensation Committee.

Amendment and Termination

The 2015 Plan and any award may be amended, suspended or terminated at any time by the Board, provided that no amendment will be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NASDAQ Stock Market or any other securities exchange on which the shares of common stock are traded or quoted. For instance, the Board may, without shareholder approval but subject to applicable law and the provisions of the 2015 Plan, (i) amend the vesting provisions of an award or of the 2015 Plan, (ii) amend the payment provisions of an award, (iii) cancel or modify outstanding awards, (iv) waive any restrictions imposed with respect to awards or the shares of common stock issued pursuant to awards or of the 2015 Plan, (v) amend the provisions of the 2015 Plan in order to ensure its compliance with applicable securities and tax law as well as the NASDAQ rules, (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the 2015 Plan, (vii) make any adjustment as described above under the heading “Adjustments”, and (viii) suspend or terminate the 2015 Plan. Except as may be required to comply with applicable tax law, no termination, suspension or amendment of the 2015 Plan may adversely affect the right of any participant with respect to a previously granted award without the participant’s written consent.

The Company will obtain shareholder approval for: (i) subject to the Compensation Committee’s right to make equitable adjustments as mentioned above, a reduction in the exercise price or purchase price of an option or SAR (or the cancellation and re-grant of an option or SAR resulting in a lower exercise price or purchase price or the cancellation of an option or SAR for cash except as otherwise permitted therein); (ii) any amendment to remove or to exceed the participation limits described in the 2015 Plan; (iii) an increase to the maximum number of shares of common stock issuable under the 2015 Plan (other than adjustments in accordance with the 2015 Plan); (iv) amendments to the amendment and termination section of the 2015 Plan other than amendments of a clerical nature; and (v) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

New 2015 Plan Benefits

The 2015 Plan was designed by the Compensation Committee, as part of a comprehensive compensation strategy to provide long-term broad-based incentives for employees to contribute to the growth of the Company and its subsidiaries.

If approved by the shareholders, participants in the 2015 Plan will be eligible for annual long-term awards which may include performance shares, stock options, restricted stock and share payments (or other awards permitted under the 2015 Plan). The level and types of awards will be fixed by the Compensation Committee in light of the participants’ targeted long-term incentive level. The Compensation Committee may impose additional conditions or restrictions to the vesting of such awards as it deems appropriate, including, but not limited to, the achievement of performance goals based on one or more business criteria.

Awards under the 2015 Plan are made in the discretion of the Compensation Committee and are not determinable at this time. Moreover, the ultimate value of any grants that are made will depend on the value of the underlying shares of common stock at the time of settlement, which likewise is not determinable at this time.

U.S. Federal Income Tax Consequences of 2015 Plan Awards

The following is a brief summary of the principal United States federal income tax consequences of transactions under the 2015 Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Non-Qualified Stock Options

Generally, a participant will not recognize taxable income on the grant or vesting of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the Market Price of our shares of common stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Incentive Stock Options

No taxable income is recognized by a participant on the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option in accordance with its terms and does not dispose of the shares acquired within two years after the date of the grant of the incentive stock option or within one year after the date of exercise, the participant will be entitled to treat any gain related to the exercise of the incentive stock option as capital gain (instead of ordinary income). In this case, the Company will not be entitled to a deduction by reason of the grant or exercise of the incentive stock option, however the excess of the Market Price over the exercise price of the shares acquired is an item of adjustment in computing alternative minimum tax of the participant. If a participant holds the shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the shares for at least two years from the grant date, the participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the shares acquired. If a participant sells or otherwise disposes of the shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the Market Price of the shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.

Share Appreciation Rights

Generally, a participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the difference between the Market Price of our shares of common stock received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will recognize ordinary income upon the exercise of a SAR regardless of whether our shares of common stock acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in the shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant.

Restricted Shares

A participant generally will not be taxed at the time of a restricted share award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the Market Price of the shares at that time.

Participants may elect to be taxed at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted share award subject to the Section 83(b) election is subsequently canceled, no deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a participant makes a Section 83(b) election, dividends paid to a participant on shares of an unvested restricted share award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.

The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on unvested restricted share awards.

Deferred Shares

A participant will generally not recognize taxable income on a deferred share award until shares subject to the award are distributed. The amount of this ordinary income will be the Market Price of our shares of common stock on the date of distribution. Any dividend equivalents paid on unvested deferred share awards are taxable as ordinary income when paid to the participant.

The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. The Company will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.

Share Units

Awards of share units are treated, for federal income tax purposes, in substantially the same manner as deferred share awards.

Share Awards

A participant will generally recognize taxable income on the grant of unrestricted shares, in an amount equal to the Market Price of the shares on the grant date. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Cash Awards

A participant will generally recognize taxable income upon the payment of a cash award, in an amount equal to the amount of the cash received. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.

Withholding

To the extent required by law, the Company will withhold from any amount paid in settlement of an award amounts of withholding and other taxes due or take other action as the Company deems advisable to enable the Company and the participant to satisfy withholding and tax obligations related to any awards.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	4,694,417	(1)	$5.35	1,224,127	(2)
Equity compensation plans not approved by security holders	-		-	-
Total	4,554,467		21.47	409,914

(1)
Consists of options to purchase 48,000 shares of common stock under our 2007 Plan and options to purchase 4,506,467 shares of common stock and RSUs for 139,950 shares of common stock under our 2009 Plan.

(2)	Consists of 12,000 shares available under our 2007 Plan and 1,212,127 shares available under our 2009 Plan.

Required Vote:

        The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to approve the 2015 Omnibus Incentive Plan.

Board Recommendation:

The Board unanimously recommends a vote FOR approval of the 2015 Omnibus Incentive Plan.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)
(PROPOSAL 4)

    We are seeking stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement.  This vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed under the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement.  This disclosure includes the compensation tables and the accompanying narrative compensation disclosures.

    This non-binding advisory proposal, commonly known as a “say-on-pay” proposal, is required under Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), which was enacted in July 2010.  We are asking stockholders to vote on the following resolution:

    “RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Company’s 2015 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, is hereby APPROVED.”

    We understand that our executive compensation practices are important to our stockholders.  Our core executive compensation philosophy is based on pay for performance, and we believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders.

           We are asking our stockholders to indicate their support for the compensation of our named executive officers as described herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this proxy statement.

           Accordingly, we ask our stockholders to vote "FOR" the approval, on an advisory basis, of the compensation of our named executive officers, as described in this proxy statement.

Required Vote:

           Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting.  The say-on-pay vote is advisory, and therefore not binding on our Board, the Compensation Committee or Pernix. However, our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Board Recommendation:

The Board unanimously recommends a vote FOR approval, on an advisory basis, of the compensation of our named executive officers.

EXECUTIVE OFFICERS

 Set forth below is certain information concerning our executive officers, including the business experience of each during the past five years.

Name	Age	Position
Douglas Drysdale	45	Chief Executive Officer
Terence Novak	58	Chief Operating Officer
Sanjay Patel	39	Chief Financial Officer
Rick Shalaby	47	Senior Vice President of Commercial Operations

 Information pertaining to Mr. Drysdale may be found in “Proposal 1-Election of Directors-Biographies of Director Nominees.”

Terence Novak. Mr. Novak most recently served as President of Norwich Pharma Services since January 2011 where he established the company as a leader in the contract development and manufacturing industry focused on specialty pharmaceutical companies. Prior to Norwich, Mr. Novak served as President and CEO of Frontline Pharmaceuticals from January 2010 to January 2011 and prior to that, he served as President of North America and Chief Commercial Officer at Patheon, Inc. from February 2008 to December 2009 where he was responsible for operations and global sales and marketing. Prior industry leadership positions include President of DSM Pharmaceuticals, Vice President at Cytogen, Executive Vice President at Algos Pharmaceuticals, and Vice President at Innovex, a division of Quintiles, and various sales and marketing positions at Bristol-Myers Squibb. Mr. Novak has also served on various industry advisory boards as well as on the board of directors at both Frontline Pharmaceuticals and Curaxis Pharmaceuticals. Mr. Novak brings over 30 years of pharmaceutical industry experience, including 20 years in executive leadership in business development, sales, marketing and operations. During that time, he led the creation of over 75 sales forces and sales operations teams and managed multiple product launches.

Sanjay Patel. Mr. Patel was appointed Chief Financial Officer on June 23, 2014. He has over 15 years of investment banking, institutional investment and public policy experience. Mr. Patel has assisted specialty pharmaceutical and healthcare companies raise more than $7 billion in initial public offerings, follow-on offerings, debt offerings and private placements. He has served as a financial advisor on a variety of mergers, acquisitions and strategic alliances. While on the buyside at a $5bn fund, Mr. Patel was responsible for a global portfolio of generic and specialty pharmaceutical holdings. He also worked with the William J. Clinton Foundation and the Global Fund to negotiate and implement long-term supply agreements for HIV and malaria drugs throughout the developing world. Mr. Patel is a CFA Charterholder and received a Bachelor of Science in Biology and Molecular Genetics with Honors from McGill University in Montreal, Canada.

Rick Shalaby.  Mr. Shalaby was hired as the Company’s Senior Vice President of Sales & Marketing in March 2014.  Prior to that, Mr. Shalaby was Vice President of Sales at Amarin Pharmaceuticals from August 2012 to August 2013 and efficiently built and led a three hundred person sales force to launch Amarin’s first commercial brand. Before that, Mr. Shalaby served as vice president of sales and National Sales Director at PDI, Inc. from November 2009 to August 2012 and was responsible for sales operations and for the creation and leadership of over eight distinct sales teams consisting of over seven hundred and fifty sales professionals. Prior to that, Mr. Shalaby spent eighteen years of his career at Merck and Co. Inc. where he held a variety of successful and progressively responsible positions in the areas of analytics, operations, market research, marketing, managed care and ultimately senior level positions in sales where he managed over two hundred sales professionals in specialty and primary care sales.  Mr. Shalaby received his BS in Industrial Management with a Chemistry Minor from Purdue University in 1989, and he received his MBA in Marketing from the University of Notre Dame in 1991.

COMPENSATION DISCUSSION & ANALYSIS

General Philosophy

The compensation committee (a) annually reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management; (b) selects recipients of awards of stock options, restricted stock awards and other equity awards and establishes the number of shares and other terms applicable to such awards; and (c) construes the provisions of and generally administers our Amended and Restated 2009 Stock Incentive Plan (the "2009 Plan") and any other equity incentive plans currently in effect. Our compensation committee charter is available on our web site.

The compensation committee held three meetings in 2014. The compensation committee of our Board has overall responsibility for the compensation program for our executive officers. Our compensation committee currently consists of three independent directors. The compensation committee is responsible for establishing policies and otherwise discharging the responsibilities of the Board with respect to the compensation of our executive officers, senior management, and other employees. In evaluating executive officer pay, the compensation committee may retain the services of an independent compensation consultant or research firm and consider recommendations from the Chief Executive Officer and persons serving in supervisory positions over a particular officer or executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically is responsible for administering all of our incentive and equity-based plans, including the 2009 Plan.

Change in Circumstances in Fiscal 2014

In February 2014, the Company consummated a recapitalization transaction through the sale of $65 million in principal amount of 8.00% Senior Convertible Notes due 2019.   In connection with this transaction, the Company hired Douglas Drysdale as its Chairman and Chief Executive Officer in place of Michael Pearce, who had served in that role on an interim basis since May 10, 2013.  In addition, three of the Company’s directors resigned from the board to permit a restructuring of the Company at the board level.    Since fiscal 2013 was a year of transition for the Company, the compensation committee treated executive compensation in much the same way.    The compensation committee utilized its historical criteria in determining Mr. Pearce’s base compensation during the transition period, but the goals for Mr. Pearce were transitional goals to help transition and transform the Company either through a strategic transaction or through organic change.  As for the remainder of the management team, the compensation committee placed a moratorium on all salary increases and bonuses for fiscal 2013 and until such time as the Company managed its overhanging liabilities and achieved its goal of transformation.   Since the February 2014 recapitalization transaction, the Company has added new board members and executive officers to execute on its strategic plan.   As a result, the compensation committee has refocused executive compensation to meet the Company’s new strategic direction.

Overview of Compensation and Process

All decisions with respect to executive compensation are first approved by the compensation committee and then submitted, together with the compensation committee's recommendation, to the members of the Board for final approval.

Elements of compensation for our executives generally include:

●	Base salary (typically subject to upward adjustment annually based on individual performance);
●	Annual cash bonus based on certain performance criteria;
●	Equity incentive awards; and
●	Health, disability and life insurance.

Our primary objective with respect to executive compensation is to design a reward system that will align executives' compensation with the Company's overall business strategies and attract and retain highly qualified executives. The principal elements of executive compensation are salary, bonus and will, typically, include stock option grants. We intend to stay competitive in the marketplace with our peers. In considering the elements of compensation, the compensation committee considers the Company’s current cash position in determining whether to adjust salaries, bonuses and stock option grants.

Section 162(m) of the Internal Revenue Code of 1986, or the Code, places a $1 million annual cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as “performance based” compensation under Section 162(m)(4) of the Code are exempt from the cap and do not count toward the $1 million limit. Generally, stock options will qualify as performance based compensation. The committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on us in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

The Company does not believe that its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

Our “named executive officers” for the year ended December 31, 2014 were as follows: Doug Drysdale, our Chief Executive Officer and President, Sanjay Patel, our Chief Financial Officer, Terence Novak, our Chief Operating Officer, Rick Shalaby, our Senior Vice President of Commercial Operations, Tracy Clifford, our Vice President of Accounting and Corporate Controller, Michael Pearce, our former Chief Executive Officer and President, Cooper Collins, our former Chief Strategic Officer, and Brian Dorsey, our former Senior Vice President of Pharmaceutical Development and Compliance.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Doug Drysdale Chief Executive Officer and President	2014	527,083	287,500	—	2,060,539	—	25,714	(4)	2,900,836

Sanjay Patel Chief Financial Officer	2014	229,167	176,000	—	2,930,521	—	9,511	(5)	3,345,199

Terence Novak Chief Operating Officer	2014	354,160	170,000	—	1,231,051	—	8,766	(5)	1,763,977

Rick Shalaby Senior Vice President of Commercial Operations	2014	204,166	96,250	—	1,724,234	—	9,400	(6)	2,034,050

Tracy Clifford Vice President of Accounting and Corporate Controller	2014 2013 2012	207,000 192,333 180,000	72,450 15,925 18,115	208,988 — 146,800	— — —	— — —	33,336 46,028 33,683	(7) (7) (7)	521,774 254,286 378,598

Michael Pearce Former Chief Executive Officer President	2014 2013	58,333 225,481	— 13,462	— 890,000	— 517,242	— —	188,478 12,516	(8) (8)	246,811 1,658,701

Brian Dorsey Former Senior Vice President of Pharmaceutical Development and Compliance	2014 2013	213,750 198,587	— 10,962	376,500 332,024	— —	— —	92,306 208,811	(9) (9)	682,556 750,384

Cooper Collins Former Chief Strategic Officer	2014 2013 2012	73,750 329,048 356,667	— 11,346 15,000	— — —	— — —	— — —	245,187 33,574 39,889	(10) (10) (10)	318,937 373,969 411,556

(1)
Amounts reflect the payment of a target-based bonus awarded to the named executive officers. The target-based bonus is based on a target percentage of each named executive officer’s base salary for the fiscal year and then adjusted based on pre-determined corporate goals and individual performance, except for our chief executive officer whose annual bonus is determined solely based on attainment of our company objectives. In 2014, the target-based bonus was based on the achievement of 100% of corporate goals.  This bonus was earned in 2014 based on the named executive’s base salary for the full fiscal year and paid out in March 2015.

(2)
The amounts in this column represent the aggregate grant date fair value of restricted stock units granted to the named executive officer computed in accordance with FASB ASC Topic 718. See Note 22 of the notes to our consolidated financial statements in our annual report on Form 10-K filed with the SEC on March 2, 2015 for a discussion of the assumptions used in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that will be recognized by the named executive officers.

(3)
The amounts in this column represent the aggregate grant date fair value of stock options granted to the named executive officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 22 of the notes to our consolidated financial statements in our annual report on Form 10-K filed with the SEC on March 2, 2015 for a discussion of our assumptions in determining the grant date fair values of equity awards. These amounts do not correspond to the actual value that will be recognized by the named executive officers.

(4)
Mr. Drysdale was hired as the Company’s Chief Executive Officer on February 5, 2014; therefore, no data is provided for him for fiscal 2013 and 2012.  Amounts reflect a monthly car allowance of $1,500 paid to Mr. Drysdale under the terms of his employment agreement, described below, and payments made for health insurance coverage of such named executive officer and his family members.

(5)
Mr. Patel was hired as the Company’s Chief Financial Officer on June 25, 2014 and Mr. Novak was hired as the Company’s Chief Operating Officer on March 3, 2014; therefore, no data is provided for them for fiscal 2013 and 2012.  Amounts reflect payments made for health insurance coverage of such named executive officers and their family members.

(6)
Mr. Shalaby was hired as the Company’s Senior Vice President of Sales and Marketing on March 17, 2014; therefore, no data is provided for him for fiscal 2013 and 2012.  Effective October 2, 2014, Mr. Shalaby was promoted to Senior Vice President of Commercial Operations.  Amounts reflect a monthly car allowance of $700 paid to Mr. Shalaby under the terms of his employment agreement, described below and 401k matching pursuant to the Company’s 401k plan.

(7)
Ms. Clifford has been employed with the Company in various management roles in the finance and accounting departments since the Company’s merger with Golf Trust of America, Inc. (“GTA”) on March 9, 2010, and was previously employed by GTA.  On May 8, 2013, as a result of the resignation of the Company’s former Chief Financial Officer effective March 31, 2013, Ms. Clifford became the Company’s Principal Accounting Officer.  Amounts reflect a monthly car allowance of $750 paid to Ms. Clifford under the terms of her employment agreement, described below and payments made for health insurance coverage and 401k matching pursuant to the Company’s 401k plan.

(8)
Mr. Pearce served as the Company’s Chief Executive Officer from May 10, 2013 until February 4, 2014; therefore, no data is provided for him for fiscal 2012. Amounts reflect a monthly car allowance of $600 paid to Mr. Pearce, payments made for health insurance coverage, 401K matching pursuant to the Company’s 401k plan and consulting fees and health benefits for transition services during the consulting period of approximately $182,000.

(9)
Mr. Dorsey’ initial employment with the Company began on March 6, 2013 in connection with the Company’s acquisition of Somaxon Pharmaceuticals, Inc. (“Somaxon”), with whom Mr. Dorsey was previously employed.  He was hired as the Company’s Senior Vice President, Research and Development effective April 19, 2013; therefore, no data is provided for him for fiscal 2012. His title was subsequently changed to Senior Vice President, Pharmaceutical Development & Compliance Officer.  Mr. Dorsey resigned effective October 3, 2014.  In addition to severance and benefits during the severance period totaling approximately $75,000, 2014 amounts reflect payments made for health insurance coverage and 401k matching pursuant to the Company’s 401k plan.  The amount set forth under the column “Stock Awards” includes a 2013 grant of 47,654 shares of restricted stock made to Mr. Dorsey upon his hiring on April 19, 2013 in connection with the payment of a portion of the severance owed to him by Somaxon in connection with our acquisition of that company on March 6, 2013 and a grant of 50,000 shares made upon his resignation on October 3, 2014 for his contributions.

(10)
Mr. Collins served as the Company’s President and Chief Executive Officer from the Company’s merger with Golf Trust of America, Inc. on March 9, 2010 until May 10, 2013, at which time he became the Company’s Chief Strategic Officer.  Mr. Collins resigned that position effective April 15, 2014.  In addition to severance and benefits during the severance period totaling approximately $235,000, 2014 amounts reflect payments made for health insurance coverage and 401k matching pursuant to the Company’s 401k plan.

Base Salary

Salaries are provided to employees as compensation for basic services and to meet the objective of attracting and retaining talent. The board of directors initially approves the hiring and promotion of any of our executive officers, including their compensation and option package. Compensation for the CEO is normally reviewed on an annual basis by the Compensation Committee. The compensation for the remaining executive officers will be determined by our CEO, and the Compensation Committee will meet with our CEO concerning their compensation and will make its final determination of the appropriate compensation amounts for each of them.

When establishing or reviewing base compensation levels for our CEO, the Compensation Committee, in accordance with its general compensation policy, will consider numerous factors, including:

●	Responsibilities relevant to the position;

●	Qualifications of the executive and relevant experience of the individual;

●	Strategic goals for which the executive has responsibility; and

●	General compensation in the industry, including information available in surveys and the like.

No pre-determined weights are given to any one of such factors.

The Compensation Committee will continue to review its policies in this regard, given the amount of turnover both at the board and executive management levels and will adjust its determinations accordingly throughout the remainder of fiscal 2015.

 Bonus

Our compensation program includes eligibility for an annual performance-based discretionary cash bonus. We believe that annual performance-based discretionary cash bonuses compensate for the achievement of strategic, operational and financial objectives. Our Board of Directors has established cash bonus targets for different positions or ranks of employees within our organization that have a maximum range from 35% to 50% of base salary. Our Board of Directors and Compensation Committee may adjust these targets based upon their evaluation of whether our bonus targets are externally competitive and internally equitable. The amount of the cash bonus paid depends on the level of achievement of the stated corporate, department and individual performance goals. For 2014, the target annual performance-based cash bonus percentage was 50% of base salary for our chief executive officer, 40% of base salary for our chief financial officer and chief operating officer and 35% of base salary for all our other executives who are eligible for a bonus pursuant to the terms of their agreements with the Company. Upon review of 2014 corporate and individual results against the pre-defined metrics and goals, the Compensation Committee may award bonus payments to our executives above or below the target amount, particularly in cases in which goals are not achieved or exceeded.

For a discussion of the cash bonus compensation approved by our Compensation Committee and payable to our executives for the 2014 fiscal year, See “Employment Agreements with Current Executive Officers.”

Perquisites

We match employee contributions to a 401(k) on a dollar for dollar basis up to 4% of salary after six months of continued employment with the Company. These contributions are available to all employees. We provide health, dental and life insurance benefits to all of our employees. These benefits are provided to attract and retain talent.

Stock Option and Equity Compensation

All of our employees, including executive officers, are eligible to receive long-term stock-based incentive awards under our Amended and Restated 2009 Stock Incentive Plan as a means of providing such individuals with a continuing proprietary interest. We believe that such grants further the mutuality of interest between our employees and our stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. Our stock option plan enhances our ability to attract and retain the services of qualified individuals. We consider this plan to be the primary means of providing long-term equity compensation to our employees and officers. The Compensation Committee, which acts as administrator of this plan, considers several factors in determining whether such awards are granted to an executive officer, including the following:

●	The executive’s position and his or her performance and responsibilities;

●	The amount of equity awards currently held by the officer;

●	The officer’s other compensation; and

●	Percentages for equivalent officers of similarly situated companies.

While the Compensation Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options, the committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying vesting to particular corporate or job performance milestones.

During 2014, we granted a total of 4,524,300 shares of restricted stock and options to all of our employees and officers, which represented 11.6% of our outstanding common stock at December 31, 2014 and, of such amount, we granted 2,850,000 shares or options to our executive officers, representing 63.0% of the total number of shares granted to our employees and officers.

 Post-Employment Compensation/Employment Agreements with Executive Officers

The Company has the following employment agreements which contain post-employment compensation with its Named Executive Officers.

Employment Agreements with Current Executive Officers

Douglas Drysdale. On February 5, 2014, we entered into an employment agreement with Mr. Drysdale, our Chief Executive Officer, President and Chairman. Mr. Drysdale’s employment agreement provides for an initial term until February 1, 2017 with automatic renewals for additional one year terms thereafter unless terminated by either the Company or Mr. Drysdale. Mr. Drysdale’s base salary, effective February 5, 2014, was set at $575,000 per year and may be increased annually by the Board or the compensation committee in their sole discretion. Effective December 31, 2014, Mr. Drysdale’s salary was $575,000.

Mr. Drysdale is also eligible to receive an annual bonus payment of up to 50% of his annual base salary, which, in the discretion of the Board or the Compensation Committee in consultation with Mr. Drysdale, Mr. Drysdale achieves specific and measurable individual and company performance objectives established by the Board or the Compensation Committee. The exact amount of the bonus shall be determined by the Board or Compensation Committee in its sole discretion and may be less than the target bonus if Mr. Drysdale does not achieve all of his personal and Company performance objectives. He received a cash bonus for 2014 of $287,500 based on his base salary of $575,000 for the full fiscal year which was paid in March 2015.

In addition, pursuant to the terms of the Employment Agreement, the compensation committee of the Board granted Mr. Drysdale stock options to purchase 1,500,000 shares of common stock, at an exercise price equal to the closing trading price of the common stock on the NASDAQ Global Market on February 4, 2014, the date of the grant (the “Option”).  The Option vests over 48 months in equal monthly installments, with the first six months accruing but not vesting until the six month anniversary of issuance, with the remaining shares vesting in equal monthly installments thereafter.

The Company provides Mr. Drysdale a car allowance of $1,500 per month. Mr. Drysdale and his dependents are covered, at the Company’s expense, under the Company’s health, dental and vision insurance programs. Mr. Drysdale is entitled to participate in any life and accidental death and dismemberment insurance policies offered to other senior executives of the Company. Mr. Drysdale shall be entitled to five weeks of paid vacation, subject to reasonable business expectations. Mr. Drysdale is eligible to participate in all other welfare, savings and retirement and other employee benefit plans, practices, policies and programs applicable generally to other senior executives of the company. The Company shall reimburse Mr. Drysdale for all reasonable expenses properly incurred by Mr. Drysdale in the discharge of his duties hereunder upon production of the evidence therefor in accordance with the Company’s then current policy.

In the event that Mr. Drysdale’s employment is terminated by the Company without cause, as defined within the employment agreement, or resignation by Mr. Drysdale without good reason, as defined within the employment agreement, Mr. Drysdale will be entitled the following, referred to as the “Accrued Obligations” his base salary, vacation and other cash entitlements accrued through the date of termination, the amount of any compensation previously deferred by Mr. Drysdale shall be paid to Mr. Drysdale in accordance with the terms of the applicable deferred compensation plan to the extent theretofore unpaid and amounts that are vested benefits or the Mr. Drysdale is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the company at or subsequent to the date of termination, payable in accordance with such plan, policy, practice or program or contract or agreement, and the Company shall have no other severance obligations with respect to Mr. Drysdale.

In the event that Mr. Drysdale’s employment is terminated by the Company without cause, as defined within the employment agreement, or resignation by Mr. Drysdale with good reason, as defined within the employment agreement, Mr. Drysdale will be entitled his Accrued Obligations, for a period of twelve months his base salary, based upon his base salary earned at the time of his termination, the cash bonus paid or payable in the immediately preceding year, any of Mr. Drysdale’s applicable health and welfare benefits, including health, dental and life insurance benefits that he was receiving prior to termination shall be continued and maintained by the Company at the Company’s expense for a twelve month period or until such time as Mr. Drysdale is employed by another employer and is provided health and welfare benefits at least equal in the aggregate to the health and welfare benefits provided at the time of termination by the company. In addition, the Company shall reimburse Mr. Drysdale for all reasonable fees of all outplacement services engaged by Mr. Drysdale to enable him to find a new position. The Company’s decision not to renew Mr. Drysdale’s employment agreement shall be deemed to be a termination of his employment agreement without cause.

Under Mr. Drysdale’s employment agreement “cause” shall mean (1) Mr. Drysdale’s willful failure to perform his duties to the Company; (ii) Mr. Drysdale’s commission of any act of fraud, material misappropriation, embezzlement, willful  material misrepresentation or willful material dishonesty with respect to the Company or any affiliate, customer or supplier thereof; (iii) Mr. Drysdale’s commission of a felony, including without limitation the illegal use of drugs; (iv) any other willful engagement by Mr. Drysdale in illegal conduct in the performance of his employment that he knows violates applicable law or that causes the Company or any subsidiary thereof to violate applicable law and that, in either case, as reasonably determined, causes material harm to the reputation, goodwill or business operations of the Company and (v) a willful material breach by Mr. Drysdale of this Agreement.  For purposes of the definition of Cause, no act or failure to act on the part of Mr. Drysdale shall be considered “willful” unless it is done, or omitted to be done, by Mr. Drysdale in bad faith or without reasonable belief that his action or omission was in the best interests of the Company.  Termination of Mr. Drysdale’s employment shall not be deemed to be for Cause unless and until the Company delivers to Mr. Drysdale a written notice detailing the specific acts that serve as the basis for the termination for Cause, within thirty (30) days of the Company becoming aware of such acts, and, as to clause (i) in the definition of Cause, Mr. Drysdale fails to cure such acts within a period of fifteen (15) days of receipt of notice of termination.  "Good Reason" shall mean (i) any substantial adverse change in the nature or scope of Mr. Drysdale’s responsibilities, powers, functions or duties (e.g. constructive discharge), (ii) any involuntary reduction in Mr. Drysdale’s Base Salary, targeted incentive compensation or benefits, (iii) any relocation of Mr. Drysdale without his consent to offices of the Company outside of New York City, (iv) a Change of Control of the Company or (v) any other material breach of Mr. Drysdale’s employment agreement by the Company. “Disability” means a person is “Disabled” within the meaning of section 409A(a)(2)(C) of the Internal Revenue Code of 1986 (the “Code”), or successor provision.

Sanjay S. Patel. On June 20, 2014, we entered into an employment agreement with Mr. Patel, our Chief Financial Officer. Mr. Patel is employed by the Company as an at-will employee, which allows either party to terminate the employment relationship at any time, for any reason with or without cause or notice. Mr. Patel’s base salary, effective June 20, 2014, was set at $440,000 per year and may be increased from time to time, but not decreased. Effective December 31, 2014, Mr. Patel’s salary was $440,000.

Mr. Patel is also eligible to receive an annual bonus payment of up to 40% of his annual base salary, subject to achievement of specific goals set by the Company’s CEO.   Mr. Patel received a cash bonus of $176,000 for 2014 based on his base salary of $440,000 for the full fiscal year which was paid in March 2015.

Additionally, the Company granted Mr. Patel options to purchase 500,000 shares of the Company’s common stock pursuant to the Company’s 2009 Stock Incentive Plan, as amended.  The options vest in equal one-fourth installments on each of the first, second, third and fourth annual anniversaries of the date of grant.

Mr. Patel and his family are covered, at the Company’s expense, under the Company’s health, dental and vision insurance programs. Mr. Patel is entitled to participate in any life and accidental death and dismemberment insurance policies offered to other senior executives of the Company. Mr. Patel is eligible to participate in all other welfare, savings and retirement and other employee benefit plans, practices, policies and programs applicable generally to other senior executives of the company.

In the event that Mr. Patel’s employment is terminated by the Company without cause, as defined within the employment agreement, or resignation by Mr. Patel with good reason, as defined within the employment offer letter, Mr. Patel will be entitled to receive severance equal to his then current annual base salary payable in equal semi-monthly installments over a one year period, Mr. Patel and his eligible family members will be eligible for health insurance coverage for a one year period, all restrictions on exercise related to any of Mr. Patel’s equity awards will lapse, and all of his equity awards ill otherwise vest, Mr. Patel will receive a pro rata bonus based on actual results against goals of his annual bonus and Mr. Patel has 90 days from termination to exercise any vested options.

Under Mr. Patel’s employment offer letter “Cause” shall mean (i) Mr. Patel’s willful failure to perform his duties to the Company; (ii) Mr. Patel’s commission of any act of fraud, material misappropriation, embezzlement, willful  material misrepresentation or willful material dishonesty with respect to the Company or any affiliate, customer or supplier thereof; (iii) Mr. Patel’s commission of a felony, including without limitation the illegal use of drugs; (iv) any other willful engagement by Mr. Patel in illegal conduct in the performance of his employment that Mr. Patel knows violates applicable law or that causes the Company or any subsidiary thereof to violate applicable law and that, in either case, as reasonably determined, causes material harm to the reputation, goodwill or business operations of the Company and (v) a willful material breach by Mr. Patel of his employment agreement.   Termination of employment shall not be deemed for Cause unless and until the Company delivers to Mr. Patel a written notice detailing the specific acts that serve as the basis for the termination and, as to clause (i) in the definition of Cause, Mr. Patel fails to cure such acts within a period of fifteen (15) days of receipt of notice of termination.  “Good Reason” shall consist of (i) a material diminution in Mr. Patel’s base compensation; (ii) a material diminution of Mr. Patel’s authority, duties or responsibilities or reporting lines; (iii) a material diminution in the authority, duties, responsibilities of the supervisor to whom Mr. Patel is required to report; (iv) a material change in the geographic location at which Mr. Patel must perform his duties; or (v) any other action or inaction that constitutes a material breach by Pernix under this agreement.  Good Reason shall not be deemed to exist unless Mr. Patel notifies the Company of this event within ninety (90) days of its occurrence, the Company has not cured the event within thirty (30) days of such notice and Mr. Patel resigns for Good Reason effective within sixty (60) days of the end of the cure period.

Terence S. Novak. On March 9, 2014, we entered into an employment agreement with Mr. Novak, our Chief Operating Officer. Mr. Novak is employed by the Company as an at-will employee, which allows either party to terminate the employment relationship at any time, for any reason with or without cause or notice. Mr. Novak’s base salary, effective March 9, 2014, was set at $425,000 per year and may be increased from time to time, but not decreased. Effective December 31, 2014, Mr. Novak’s salary was $425,000.

Mr. Novak is also eligible to receive an annual bonus payment of up to 40% of his annual base salary, subject to achievement of specific objectives set by the Company’s CEO.   Mr. Novak received a cash bonus for 2014 of $170,000 based on his base salary of $425,000 for the full fiscal year  which was paid in March 2015.

Additionally, the Company granted Mr. Novak options to purchase 500,000 shares of the Company’s common stock pursuant to the Company’s 2009 Stock Incentive Plan, as amended.  The options vest in equal one-fourth installments on each of the first, second, third and fourth annual anniversaries of the date of grant.

Mr. Novak and his family are covered, at the Company’s expense, under the Company’s health, dental and vision insurance programs. Mr. Novak is entitled to participate in any life and accidental death and dismemberment insurance policies offered to other senior executives of the Company. Mr. Novak is eligible to participate in all other welfare, savings and retirement and other employee benefit plans, practices, policies and programs applicable generally to other senior executives of the Company.

In the event that Mr. Novak’s employment is terminated by the Company without cause, as defined within the employment agreement, or resignation by Mr. Novak with good reason, as defined within the employment offer letter, Mr. Novak will be entitled to receive severance equal to his then current annual base salary payable in equal semi-monthly installments over a one year period, Mr. Novak and his eligible family members will be eligible for health insurance coverage for a one year period and all restriction on exercise relating to any equity awards will lapse and all of Mr. Novak’s equity awards will otherwise vest.

Under Mr. Novak’s employment offer letter “Cause” shall consist of : (i) fraud, libel, slander, dishonesty, or any other willful and deliberate act by Mr. Novak that is detrimental to Pernix or its good will or damaging to its relationships with its members, customers, suppliers, or employees, including, without limitation (ii) use of alcohol or illegal drugs such as to interfere with the performance of Mr. Novak’s obligation hereunder,  (iii) conviction of, or entry of a plea of guilty or no contest to, a felony or any crime involving moral turpitude, dishonesty, or theft; (iv) Mr. Novak’s failure to comply with applicable laws or governmental regulations with respect to Pernix’s operations or the performance of his duties; or (v) Mr. Novak’s gross failure to perform the reasonable duties and responsibilities typically associated with his position as Chief Operating Officer or as may be assigned or delegated, from time to time, to Mr. Novak by Pernix. “Good Reason” shall consist of (i) a material diminution in Mr. Novak’s base compensation; (ii) a material diminution of Mr. Novak’s authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom Mr. Novak is required to report; (iv) a material change in the geographic location at which Mr. Novak must perform his duties; or (v) any other action or inaction that constitutes a material breach by Pernix under Mr. Novak’s employment agreement.

Tarek “Rick” Shalaby. On March 14, 2014, we entered into an employment agreement with Mr. Shalaby, our Senior Vice President of Sales and Marketing. Mr. Shalaby is employed by the Company as an at-will employee, which allows either party to terminate the employment relationship at any time, for any reason with or without cause or notice. Mr. Shalaby’s base salary, effective May 8, 2014, was set at $250,000 per year and will not be subject to reduction.   Effective December 31, 2014, Mr. Shalaby’s salary was $275,000.

Mr. Shalaby is also eligible to receive an annual bonus payment of up to 35% of his annual base salary, subject to achievement of specific objectives set by the Company’s CEO.  Mr. Shalaby received a cash bonus of $96,250 for 2014 based on his base salary of $250,000 for the full fiscal year which was paid in March 2015.

The Company provides Mr. Shalaby a car allowance of $700 per month. Mr. Shalaby and his family are covered, at the Company’s expense, under the Company’s health, dental and vision insurance programs. Mr. Shalaby is entitled to participate in any life and accidental death and dismemberment insurance policies offered to other senior executives of the Company. Mr. Shalaby is eligible to participate in all other welfare, savings and retirement and other employee benefit plans, practices, policies and programs applicable generally to other senior executives of the Company.

In the event that Mr. Shalaby’s employment is terminated by the Company without cause, as defined within the employment agreement, or resignation by Mr. Shalaby with good reason, as defined within the employment offer letter, Mr. Shalaby will be entitled to receive severance equal to his then current annual base salary payable in equal semi-monthly installments over a one year period, Mr. Shalaby and his eligible family members will be eligible for health insurance coverage for a one year period, all vested equity awards will expire 90 days following termination if not exercised and all unvested equity awards will expire upon termination.

Under Mr. Shalaby’s employment offer letter “Cause” shall consist of : (i) fraud, libel, slander, dishonesty, or any other willful and deliberate act by Mr. Shalaby that is detrimental to Pernix or its good will or damaging to its relationships with its members, customers, suppliers, or employees, including, without limitation (ii) use of alcohol or illegal drugs such as to interfere with the performance of Mr. Shalaby’s obligation hereunder,  (iii) conviction of, or entry of a plea of guilty or no contest to, a felony or any crime involving moral turpitude, dishonesty, or theft; (iv) Mr. Shalaby’s failure to comply with applicable laws or governmental regulations with respect to Pernix’s operations or the performance of his duties; or (v) Mr. Shalaby’s gross failure to perform the reasonable duties and responsibilities typically associated with his position as Senior Vice President of Sales and Marketing or as may be assigned or delegated, from time to time, to Mr. Shalaby by Pernix. “Good Reason” shall consist of (i) a material diminution in Mr. Shalaby’s base compensation; (ii) a material diminution of Mr. Shalaby’s authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom Mr. Shalaby is required to report; (iv) a material change in the geographic location at which Mr. Shalaby must perform his duties; or (v) any other action or inaction that constitutes a material breach by Pernix under Mr. Shalaby’s employment agreement.

Tracy Clifford, Principal Accounting Officer .  Pursuant to the terms of an employment severance letter with Ms. Clifford dated July 19, 2013, Ms. Clifford would receive one year of her base salary payable in equal installments for one year upon a termination without cause or a resignation with good reason. In addition, Ms. Clifford will receive an amount equivalent to her then-current health insurance premiums for such year period, and all of her outstanding equity awards shall vest in full and her outstanding options shall remain outstanding for the remaining term of the respective option grant.

Employment Agreements with Former Executive Officers / Severance Compensation

Michael Pearce, Former Chief Executive Officer.   Pursuant to an employment letter with Mr. Pearce dated May 10, 2013, Mr. Pearce was entitled to receive an annual base salary of $350,000.  In addition, he received a grant of an option to purchase 250,000 shares of our common stock which vests in three equal annual installments beginning with the first anniversary of his appointment with a purchase price per share based on the closing price the day prior to his appointment.  Further, he received a grant of a restricted stock award of 250,000 shares of our common stock effective on the date of his appointment to also vest in three equal annual installments beginning with the first anniversary of his appointment.  In connection with his termination effective February 4, 2014, Mr. Pearce’s options and stock were fully vested, and he agreed to provide transition consulting services to the Company for six months following his termination for a payment of $29,167 per month.

Cooper Collins, Former President and Chief Executive Officer and Former Chief Strategic Officer.  Upon Mr. Pearce’s appointment as Chief Executive Officer on May 10, 2013, the Company entered into an employment letter with Mr. Collins dated May 10, 2013 to become the Company’s Chief Strategic Officer.  Prior to this arrangement, Mr. Collins received an annual base salary of $390,000 to serve as the Company’s CEO.  Under this letter, Mr. Collins received an annual base salary of $290,000 to serve as the Chief Strategic Officer.  In connection with his resignation from the Board of Directors effective February 21, 2014 and his resignation of employment with the Company effective April 15, 2014, Mr. Collins agreed to provide certain consulting services to the Company in exchange for the Company’s payment of severance under this letter for a one year period in an aggregate amount of $290,000.  Mr. Collins will also receive his health benefits for such one year period in connection with his resignation.

Brian Dorsey, Senior Vice President, Pharmaceutical Development and Operations .  Pursuant to the terms of an employment letter between Mr. Dorsey and the Company dated April 19, 2013, Mr. Dorsey will receive an annual base salary of $285,000.  Mr. Dorsey also received a restricted stock award of 50,000 shares which vest in equal one-third installments on each of the first, second and third anniversaries from the date of grant.  The Company will grant Mr. Dorsey an additional restricted stock award of 50,000 shares of the Company’s common stock upon the final requisite regulatory approval of the marketing and sale of the Company’s Silenor product as an “over-the-counter” pharmaceutical product in the United States, provided that the value of such shares shall not exceed $1 million, valued as of the date immediately preceding issuance.  The Company also agreed to pay Mr. Dorsey the severance compensation accrued to him as a result of his employment relationship with Somaxon Pharmaceuticals, Inc. prior to its acquisition by the Company in 2013, provided that the Company paid one half of such compensation in the form of a stock award of 47,654 restricted shares under the Company’s Amended and Restated 2009 Stock Incentive Plan which all vested on January 1, 2014.  Additionally, in the event Mr. Dorsey’s employment is terminated by the Company without cause or Mr. Dorsey resigns with good reason, Mr. Dorsey will be entitled to severance equal to one year’s annual base salary plus the cost of one year of health benefits and his equity awards will vest.  Effective as of October 3, 2014, Brian Dorsey resigned from his position with the Company. In connection with such resignation, the Company agreed to pay Mr. Dorsey a cash severance payment in the amount of approximately $285,000, which amount equals one year’s annual base salary.   This amount shall be payable over the twelve month period beginning on the effective date of resignation.   Mr. Collins will also receive his health benefits for such one year period in connection with his resignation.

GRANTS OF PLAN-BASED AWARDS

The following table presents each grant of stock options in 2014 to the individuals named in the summary compensation table.  There were no estimated future payouts to report under either non-equity or equity incentive plan awards:

Name	Grant Date	All Other Stock Awards: No of Shares of Stock	All Other Option Awards: No. of Securities Underlying Options	Exercise or Base Price of Option Awards	Closing Price of Stock on Grant Date	Grant Date Fair Value of Option Awards (1)
Doug Drysdale	2/05/2014	—	1,500,000	$2.09	$3.53	$2,060,539
Sanjay Patel	6/23/2014	—	500,000	8.63	8.74	2,930,521
Terence Novak	3/09/2014	—	500,000	3.71	3.80	1,231,051
Rick Shalaby	3/17/2014	—	100,000	3.49	3.76	232,239
Rick Shalaby	8/20/2014	—	50,000	7.01	8.26	236,983
Rick Shalaby	11/06/2014	—	200,000	9.31	9.26	1,255,011
Tracy Clifford	2/11/2014	100,000	—	—	3.00	300,000
Brian Dorsey	10/03/2014	50,000	—	—	7.53	376,500

(1) Based on the assumptions set forth in Note 22 to our Notes to Consolidated Financial Statements set forth in our annual report on Form 10-K for the year ended December 31, 2014 related to calculation of value of stock-based compensation.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning the outstanding equity awards of each of the named executive officers of the Company as of December 31, 2014.

	Outstanding Equity Awards at December 31, 2014 Option Awards				Stock Awards
	Securities Underlying Unexercised Options		Option Exercise	Option	Number of shares or units of stock that have not	Market value of shares or units of stock that have not
	Exercisable (#)	Unexercisable (#)	Price ($)	Expiration Date	vested (#)	vested ($) (1)
Doug Drysdale	218,750	1,093,750	$2.09	2/05/2024	—	$—
Sanjay Patel	—	500,000	8.63	6/23/2024	—	—
Terence Novak	—	500,000	3.71	3/09/2024	—	—
Rick Shalaby	—	100,000	3.49	3/17/2024	—	—
Rick Shalaby	—	50,000	7.01	8/20/2024	—	—
Rick Shalaby	—	200,000	9.31	11/06/2024	—	—
Tracy Clifford	75,000	—	3.73	5/12/2020	81,667	766,853
Tracy Clifford	17,000	—	6.10	8/12/2021	—	—

(1)	Based on the closing price of our common stock as reported on Nasdaq on December 31, 2014 of $9.39 per share.

  COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2014 with management, and based on such reviews and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

The foregoing report is given by the following members of the Compensation Committee:

John A. Sedor, Chair
Steven Elms
Tasos G. Konidaris

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 5)

Our Audit Committee has appointed Cherry Bekaert L.L.P. to audit our consolidated financial statements for the fiscal year ending December 31, 2015, and recommends that the stockholders vote in favor of the ratification of such appointment.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.  We anticipate that representatives of Cherry Bekaert L.L.P. will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Fees Paid to Registered Independent Public Accounting Firm

The following table shows the fees paid or accrued by our Company for the audit and other services provided by Cherry Bekaert L.L.P. for fiscal years 2014 and 2013.

(in thousands)	2014	2013
Audit Fees (1)	$516	$350
Audit-Related Fees (2)	65	44
Tax Fees (3)	207	95
All Other Fees	—	—
Total	$788	$489
———————
(1)
“Audit Fees” represent fees for professional services rendered by Cherry Bekaert L.L.P. for fiscal years 2014 and 2013 for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K for those respective fiscal years, the review of financial statements included in our Quarterly Reports on Form 10-Q for those respective years and any services normally provided by these firms in connection with statutory and regulatory filings or engagements.

(2)
“Audit-Related Fees” represent fees for assurance and related services by Cherry Bekaert L.L.P. for fiscal years 2014 and 2013 that are reasonably related to the performance of the audit or review of our consolidated financial statements for those respective fiscal years and are not reported under “Audit Fees.” These fees consisted primarily of accounting consultations relating to the 401(k) audit of Pernix Therapeutics and Cypress Pharmaceutical as well as the 8K for our 2014 acquisition of Treximet.

(3)	“Tax Fees” represent fees for professional services rendered by Cherry Bekaert L.L.P. for fiscal years 2014 and 2013 for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee is required to pre-approve the audit and non-audit services performed for us by our independent registered public accounting firm in order to assure that the provision of such services does not impair the independence of our independent registered public accounting firm.  Prior to the beginning of our fiscal year, our Audit Committee typically pre-approves certain general audit and non-audit services up to specified cost levels.  Any audit or non-audit services that are not generally pre-approved in this manner require specific pre-approval by our Audit Committee.  While our Audit Committee may delegate pre-approval authority to one or more of its members, the member or members to whom such authority is delegated must report any pre-approval decisions to our Audit Committee at its next scheduled meeting.  Our Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accounting firm to management.

All of the services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” in the table above were approved by the Audit Committee as required by the SEC (in Rule 2-01 of Regulation S-X, paragraph c(7)(i)(C)).

Required Vote:

        The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of Cherry Bekaert L.L.P. as our independent registered public accounting firm for the year ending December 31, 2015.

Board Recommendation:

The Board unanimously recommends a vote FOR approval of the ratification of the retention of Cherry Bekaert L.L.P. as our independent registered public accounting firm for the fiscal year ended December 31, 2015.

OTHER MATTERS

We know of no other matters to be submitted at the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated:  May 8, 2015

Appendix A
PERNIX THERAPEUTICS HOLDINGS, INC.

ARTICLES OF AMENDMENT

            Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation (the “Department”) of Maryland that:

FIRST:  The charter of the Corporation as currently in effect (the “Charter”) is hereby amended by deleting therefrom in its entirety the first sentence of Section 1(a) of Article IV and inserting in lieu thereof a new sentence to read as follows:

The total number of shares of capital stock of all classes that the Corporation has authority to issue is One Hundred Fifty Million (150,000,000) shares of capital stock (par value one cent ($.01) per share), consisting of (i) One Hundred Forty Million (140,000,000) shares of common stock, par value one cent ($.01) per share (the “Common Stock”), and (ii) Ten Million (10,000,000) shares of preferred stock, par value one cent ($.01) per share (the “Preferred Stock”).  The Preferred Stock includes One Million (1,000,000) shares of Series B Junior Participating Stock, par value one cent ($.01) per share (the “Series B”).

SECOND:  The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 100,000,000 shares of stock, consisting of 90,000,000 shares of Common Stock, $0.01 par value per share, 10,000,000 shares of Preferred Stock, $0.01 par value per share, which includes 1,000,000 shares of Series B Junior Participating Stock.  The aggregate par value of all authorized shares of stock having par value was $1,000,000.

THIRD:  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 150,000,000 shares of stock, consisting of 140,000,000 shares of Common Stock, $0.01 par value per share, and 10,000,000 shares of Preferred Stock, $0.01 par value per share, which includes 1,000,000 shares of Series B Junior Participating Stock.  The aggregate par value of all authorized shares of stock having par value is $1,500,000.

FOURTH:  The foregoing amendment of the Charter of the Corporation has been advised by the Board and approved by the stockholders of the Corporation.

FIFTH:  The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law was not changed by these Articles of Amendment.

SIXTH:  These Articles of Amendment shall become effective upon filing with the Department.

SEVENTH:  The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

[The remainder of this page has been left blank intentionally.]

A-1

IN WITNESS WHEREOF, Pernix Therapeutics Holdings, Inc., has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this ___ day of _________, 2015.

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/
Name
Title

ATTEST:

By:	/s/
Name
Title

A-2

Appendix B
PERNIX THERAPEUTICS HOLDINGS, INC.
2015 OMNIBUS INCENTIVE PLAN

1.	Purpose

The purposes of the Pernix Therapeutics Holdings, Inc. 2015 Omnibus Incentive Plan (the “Plan”) are to (i) align the long-term financial interests of employees, directors, consultants, agents and other service providers of the Company and its Subsidiaries with those of the Company’s shareholders; (ii) attract and retain those individuals by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries.

2.	Term

(a) Effective Date. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”).
(b)
Duration. Subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 17 hereof, the Plan shall remain in effect until the earlier of (i) the date all shares of Common Stock subject to the Plan have been purchased or acquired according to the Plan’s provisions or (ii) the tenth anniversary of the date the Plan becomes effective pursuant to Section 2(a) hereof. No Awards shall be granted under the Plan after such termination date but Awards granted prior to such termination date shall remain outstanding in accordance with their terms.

3.	Definitions

“Award” shall mean an Option, SAR, Share Award or Cash Award granted under the Plan.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing an Award.

“Board” shall mean the Board of Directors of the Company.

“Blackout Period” means a period self-imposed by the Company when the Participant is prohibited from trading in the Company’s securities.

“Business Day” means any day, other than a Saturday, Sunday or statutory or civic holiday, on which banks in New York, New York are open for business.

“Cash Award” means cash awarded under Section 7(d) of the Plan, including cash awarded as a bonus or upon the attainment of Performance Criteria or otherwise as permitted under the Plan.

“Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company, as in effect on the date an Award is granted; provided that if no such agreement or definition exists, “Cause” shall mean, unless otherwise specified in the Award Agreement: (i) conviction of any felony or indictable offense (other than one related to a vehicular offense) or other criminal act involving fraud; (ii) willful misconduct that results in a material economic detriment to the Company; (iii) material violation of Company policies and directives, which is not cured after written notice and an opportunity for cure; (iv) continued refusal by the Participant to perform the Participant’s duties after written notice identifying the deficiencies and an opportunity for cure; (v) a material violation by the Participant of any material covenants to the Company and (vi) such other actions constituting cause under applicable common law. No action or inaction shall be deemed willful if not demonstrably willful and if taken or not taken by the Participant in good faith and with the understanding that such action or inaction was not adverse to the best interests of the Company. Reference in this definition to the Company shall also include direct and indirect Subsidiaries of the Company, and materiality shall be measured based on the action or inaction and the impact upon the Company taken as a whole.

 “Change of Control” shall have the meaning set forth in Section 10.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder and any successor thereto.

“Committee” shall mean the Board or a committee designated by the Board to administer the Plan. With respect to Awards granted to Covered Employees (or individuals expected to become Covered Employees), such committee shall consist of two or more individuals, each of whom, unless otherwise determined by the Board, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3 of the Exchange Act.

“Common Stock” shall mean the common stock of the Company, $0.01 par value per share.

“Company” shall mean Pernix Therapeutics Holdings, Inc., a Maryland corporation.

“Covered Employee” shall mean a “covered employee,” as such term is defined in Section 162(m)(3) of the Code.

“Deferred Shares” shall mean an Award payable in Common Stock at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(iv).

“Disability” shall mean, unless otherwise provided in an Award Agreement, that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; provided, that, if applicable to the Award, “Disability” shall be determined in a manner consistent with Section 409A of the Code.

“Eligible Recipient” shall mean (i) any employee (including any officer) of the Company or any Subsidiary, (ii) any director of the Company or any Subsidiary or (iii) any individual performing services for the Company or a Subsidiary in the capacity of a consultant, agent or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.

“Good Reason” shall have the meaning set forth in the Participant’s employment agreement with the Company, as in effect on the date an Award is granted; provided that if no such agreement or definition exists, “Good Reason” shall mean, unless otherwise specified in the Award Agreement, the occurrence of any of the events or conditions described in clauses (i) and (ii) immediately below which are not cured by the Company (if susceptible to cure by the Company) within thirty (30) days after the Company has received written notice from the Participant which notice must be provided by the Participant within ninety (90) days of the initial existence of the event or condition constituting Good Reason specifying the particular events or conditions which constitute Good Reason and the specific cure requested by the Participant: (i) any material reduction in the Participant’s duties or responsibilities as in effect immediately prior thereto; provided that diminution of responsibility shall not include any such diminution resulting from a promotion, death or Disability, the termination of the Participant’s employment for Cause, or the Participant’s termination of employment other than for Good Reason; and (ii) any reduction in the Participant’s base salary or target bonus opportunity which is not comparable to reductions in the base salary or target bonus opportunity of other similarly-situated employees at the Company.

                 “ISO” shall mean an Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

“Market Price” shall mean, with respect to Common Stock, (i) the closing price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded (as of the Effective Date, the NASDAQ Global Market) for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the Common Stock is not then listed on a national securities exchange but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the Common Stock is not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, using any reasonable method of valuation, shall determine. With respect to property other than Common Stock, the Market Price shall mean the fair market value of such other property determined by such methods or procedures as shall be established from time to time by the Committee.

“Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.

“Option” shall mean the right to purchase a specified number of shares of Common Stock at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a). The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

“Original Term” shall have the meaning set forth in Section 7(a).

“Participant” shall mean an Eligible Recipient who has been granted an Award under the Plan.

“Performance Criteria” shall mean performance criteria based on the attainment by the Company or any Subsidiary (or any division or business unit of such entity) of performance measures pre-established by the Committee in its sole discretion, based on one or more of the following:

(i)
revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, cash flow or a combination of any or all of the foregoing;

(ii)	after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations;

(iii)
the level of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company either in absolute terms or as it relates to a profitability ratio including operating income or EBITA;

(iv)	return on capital employed, return on assets, or return on invested capital;

(v)	after-tax or pre-tax return on stockholders’ equity;

(vi)	economic value added targets based on a cash flow return on investment formula;

(vii)	the Market Price of the Common Stock;

(viii)	the market capitalization or enterprise value of the Company, either in amount or relative to industry peers;

(ix)	the value of an investment in the Common Stock assuming the reinvestment of dividends;

(x)	the achievement of operating margin targets or other measures of improving profitability;

(xi)	the filing of one or more new drug application(s) (“NDA”) or the approval of one or more NDA(s) by the U.S. Food and Drug Administration;

(xii)	the achievement of, or progress toward, a launch of one or more new drug(s);

(xiii)	the achievement of research and development milestones;

(xiv)
the achievement of other strategic milestones including, without limitation, the achievement of specific synergy capture and cost savings realization relating to integrations and the successful creation or execution of a restructuring plan for a specific business or function;

(xv)	the successful completion of clinical trial phases;

(xvi)	licensing or acquiring new products or product platforms;

(xvii)	acquisition or divestiture of products or business;

(xviii)	the entering into new, or exiting from existing, geographic markets or industry segments; or

(xix)
the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs.

For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or restructuring or related to a change in accounting principles, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. Each financial metric described in item (i) above may be on a business unit, geographic segment, total company or per-share basis, and on a GAAP or non-GAAP adjusted basis. The Performance Criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval) or to the extent that an Award is not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee in its sole discretion may designate additional business criteria on which the Performance Criteria may be based or adjust, modify or amend the aforementioned business criteria, including to take into account actions approved by the Board or a committee thereof that affect the achievement of the original performance criteria. Performance Criteria may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. To the extent permitted under Section 162(m) of the Code, the Committee, in its sole discretion, shall make equitable adjustments to the Performance Criteria in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.

“Person” shall have the meaning set forth in Section 14(d)(2) of the Exchange Act.

“Restricted Shares” shall mean an Award of Common Stock that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(c)(iii).

“SAR” shall mean a share appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b).

“Section 16(a) Officer” shall mean an Eligible Recipient who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.

“Specified Employee” shall have the meaning set forth in Section 409A of the Code and the Treasury Regulations promulgated thereunder.

“Share Award” shall have the meaning set forth in Section 7(c)(i).

“Share Payment” shall mean a share payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(c)(ii).

“Share Unit” shall mean a share unit that is subject to the terms, conditions and limitations described or referred to in Section 7(c)(v).

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in the chain (or such lesser percent as is permitted by Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations).

 “Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.

4.	Administration

(a)
Committee Authority. Subject to applicable law, the Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine Performance Criteria no later than such time as required to ensure that an underlying Award which is intended to comply with Section 162(m) of the Code so complies; and (iv) establish all other terms, conditions, and limitations applicable to Awards, Award programs and, if applicable, the Common Stock issued pursuant thereto. The Committee may, in the event of a Participant’s termination of employment, death or disability or upon a Change of Control, accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Stock issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to (A) the limitations contained in Sections 4(d) and 17 of the Plan and applicable law with respect to all Participants and (B) the provisions of Section 162(m) of the Code with respect to Covered Employees.

(b)
Administration of the Plan. The administration of the Plan shall be managed by the Committee. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee shall have the power to prescribe and modify the forms of Award Agreement, correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its shareholders and Subsidiaries and all Participants.

(c)
Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or directors of the Company some or all of its authority over the administration of the Plan, with respect to individuals who are not Section 16(a) Officers or Covered Employees.

(d)
Indemnification. No member of the Committee or any other Person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates, including any employee with responsibilities relating to the administration of the Plan, shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the by-laws and policies of the Company. To the fullest extent permitted by the law, in the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates) shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such Person shall be liable for any action taken or not taken in reliance upon any such advice.

5.	Participation

(a)
Eligible Recipients. Subject to applicable law and Section 7 hereof, the Committee shall determine, in its sole discretion, which Eligible Recipients shall be granted Awards under the Plan. Unless otherwise determined by the Committee, members of the Board shall generally not be eligible to receive SARs or Options.

(b)
Participation outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for the purposes of this Section 5(b) without thereby affecting the terms of this Plan as in effect for any other purpose, and the appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect; and further provided that any such action taken with respect to a Covered Employee shall be taken in compliance with Section 162(m) of the Code and that any such action taken with respect to an Employee who is subject to Section 409A of the Code shall be taken in compliance with Section 409A of the Code.

6.	Available Shares of Common Stock

(a)
Shares Subject to the Plan. Subject to the following provisions of this Section 6, the maximum number of Common Stock that may be issued to Participants pursuant to Awards (all of which may be granted as ISOs) shall be equal to 7,000,000 shares.   Common Stock issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been purchased in open market transactions or otherwise.

(b)
Forfeited and Expired Awards; Repurchases. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered, or if an Award terminates or expires without a distribution of Common Stock to the Participant, the shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the forgoing, the shares surrendered or withheld as payment of either the exercise price of an Option (including shares otherwise underlying an Award of a SAR that are retained by the Company to account for the exercise price of such SAR) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan. Shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(c)
Other Items Not Included in Allocation. The maximum number of Common Stock that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards; (ii) the granting or payment of share-denominated Awards that by their terms may be settled only in cash, (iii) the granting of Cash Awards; or (iv) Awards that are granted in connection with a transaction between the Company or a Subsidiary and another entity or business in substitution or exchange for, or conversion adjustment, assumption or replacement of, awards previously granted by such other entity to any individuals who have become Eligible Recipients as a result of such transaction.

(d)
Other Limitations on Shares that May be Granted under the Plan. Subject to Section 6(e), the aggregate number of Common Stock that may be granted to any Covered Employee during a calendar year in the form of Options, SARs, and/or Share Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall not exceed 1,500,000 per fiscal year. Determinations made under this Section 6(d) with respect to Covered Employees shall be made in a manner consistent with Section 162(m) of the Code.

(e)
Adjustments. In the event of any change in the Company’s capital structure, including, but not limited to, a change in the number of shares of Common Stock outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to the maximum number of Common Stock that may be issued under the Plan as set forth in Section 6(a) and to the maximum number of shares that may be granted to any single individual pursuant to Section 6(d) (but, in each case, only to the extent permitted under Section 162(m) of the Code). In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, or any transaction or event described above, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award, the exercise price applicable to an outstanding Award, and/or any measure of performance that relates to an outstanding Award, including any applicable Performance Criteria. Any adjustment to ISOs under this Section 6(e) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 6(e) shall conform to the requirements of Section 409A of the Code. Furthermore, with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such adjustments shall be made only to the extent that the Committee determines that such adjustments may be made without causing the Company to be denied a tax deduction on account of Section 162(m) of the Code. Notwithstanding anything set forth herein to the contrary, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company. If, as a result of any adjustment under this Section 6(e), a Participant would become entitled to a fractional Common Stock, the Participant has the right to acquire only the adjusted number of full shares of Common Stock and no payment or other adjustment will be made with respect to the fractional Common Stock so disregarded. Adjustments described under this Section 6(e) are subject to any applicable regulatory approvals.

7.	Awards Under The Plan

Awards under the Plan may be granted as Options, SARs, Share Awards or Cash Awards as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.

(a)
Options. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Options shall expire after such period, not to exceed a maximum of ten years, as may be determined by the Committee (the “Original Term”). If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Notwithstanding anything to the contrary in this Section 7(a), if the Original Term of an Option held by a Participant expires during a Blackout Period, the term of such Option shall be extended until the tenth Business Day following the end of the Blackout Period, at which time any unexercised portion of the Option shall expire. Except as otherwise provided in this Section 7(a), Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time.

(i)
Exercise Price. The Committee shall determine the exercise price per share for each Option, which shall not be less than 100% of the Market Price (as of the date of grant) of the Common Stock subject to the Option.

(ii)
Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of Common Stock issuable in connection with the Option exercise. The Common Stock issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including, but not limited to, (1) a cash payment; (2) tendering (either actually or by attestation) Common Stock owned by the Participant (for any minimum period of time that the Committee, in its discretion, may specify), valued at the Market Price at the time of exercise; (3) arranging to have the appropriate number of shares of Common Stock issuable upon the exercise of an Option withheld or sold; or (4) any combination of the above. Additionally, the Committee may provide that a Nonqualified Stock Option may be “net exercised,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the number of whole shares of Common Stock equal to (A) the difference between (x) the aggregate Market Price of the Common Stock subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such Common Stock under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles or to adverse tax consequences to the Participants) the amount of minimum withholding tax due upon exercise divided by (B) the Market Price of a share of Common Stock on the date of exercise. Any fractional share that would result from such equation shall be canceled.

(iii)
ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.

(1)
ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns shares representing more than ten percent of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424 (e) of the Code) or a Subsidiary, the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110 percent of the Market Price (as of the date of grant) of the Common Stock subject to the Option.

(2)
$100,000 Per Year Limitation for ISOs. To the extent the aggregate Market Price (determined as of the date of grant) of the Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3)
Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any Common Stock acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Common Stock before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Common Stock by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Common Stock acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares.

(b)
Share Appreciation Rights. A SAR represents the right to receive a payment in cash, Common Stock, or a combination thereof, in an amount equal to the product of (1) the excess of the Market Price per share of Common Stock on the date the SAR is exercised over the exercise price per share of Common Stock of such SAR (which exercise price shall be no less than 100% of the Market Price of the Common Stock subject to the SAR as of the date the SAR was granted) and (2) the number of shares of Common Stock subject to the portion of the SAR being exercised. If a SAR is paid in Common Stock, the number of shares of Common Stock to be delivered will equal the amount determined to be payable in accordance with the prior sentence divided by the Market Price of a share of Common Stock at the time of payment. The Committee shall establish the Original Term of a SAR, which shall not exceed a maximum of ten years. Notwithstanding anything to the contrary in this Section 7(b), if the Original Term of a SAR held by the Participant expires during a Blackout Period, the term of such SAR shall be extended until the tenth Business Day following the end of the Blackout Period, at which time any unexercised portion of the SAR shall expire. Except as otherwise provided in this Section 7(b), SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A SAR may only be granted to an Eligible Recipient to whom an Option could be granted under the Plan.

(c)	Share Awards.

(i)
Form of Awards. The Committee may grant Awards that are payable in Common Stock or denominated in units equivalent in value to Common Stock or are otherwise based on or related to Common Stock (“Share Awards”), including, but not limited to, Share Payments, Restricted Shares, Deferred Shares, and Share Units. Share Awards shall be subject to such terms, conditions (including, without limitation, service-based and performance-based vesting conditions), restrictions and limitations as the Committee may determine to be applicable to such Share Awards, in its sole discretion, from time to time.

(ii)
Share Payment. If not prohibited by applicable law, the Committee may issue unrestricted Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Share Payment may be granted as, or in payment of, a bonus (including, without limitation, any compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code), or to provide incentives or recognize special achievements or contributions.

(iii)
Restricted Shares. Restricted Shares shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of Restricted Shares allocable to an Award under the Plan shall be determined by the Committee in its sole discretion.

(iv)
Deferred Shares. Subject to Code Section 409A to the extent applicable, Deferred Shares shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Shares shall be entitled to receive the number of shares of Common Stock allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Shares represent only an unfunded, unsecured promise to deliver shares in the future and shall not give Participants any greater rights than those of an unsecured general creditor of the Company.

(v)
Share Units. A Share Unit is an Award denominated in shares of Common Stock that may be settled either in Common Stock or in cash, in the discretion of the Committee, and, subject to Code Section 409A to the extent applicable, shall be subject to such other terms, conditions, restrictions and limitations determined by the Committee from time to time in its sole discretion.

(vi)
Blackout Period. In the event that any Share Unit is scheduled by its terms to be delivered (the “Original Distribution Date”) during a Blackout Period, then, if the Participant is restricted from selling Shares during the Blackout Period, such shares subject to the Share Unit shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable following the expiration of the Blackout Period; provided, however, that in no event shall the delivery of the shares be delayed pursuant to this provision beyond the latest date on which such delivery could be made without violating Code Section 409A.

(d)
Cash Awards. The Committee may grant Awards that are payable to Participants solely in cash, as deemed by the Committee to be consistent with the purposes of the Plan, and, except as otherwise provided in this Section 7(d), such Cash Awards shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section 7(d) may be granted with value and payment contingent upon the achievement of Performance Criteria. The maximum amount that any Covered Employee may receive with respect to a Cash Award granted pursuant to this Section 7(d) in respect of any annual performance period is $10,000,000 and for any other performance period, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. Payments earned hereunder may be decreased or, with respect to any Participant who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No payment shall be made to a Covered Employee under this Section 7(d) prior to the certification by the Committee that the Performance Criteria have been attained. The Committee may establish such other rules applicable to Cash Awards to the extent not inconsistent with Section 162(m) of the Code.

(e)
Unless the applicable Award Agreement provides otherwise or the Committee determines otherwise, vesting with respect to an Award will cease upon termination of a Participant’s employment or service with the Company, and unvested Awards shall be forfeited upon such termination. In the case of termination for Cause, vested Awards shall also be forfeited.

8.	Dividends and Dividend Equivalents

The Committee may, in its sole discretion, provide that Share Awards shall earn dividends or dividend equivalents, as applicable. Such dividends or dividend equivalents may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including, without limitation, reinvestment in additional Common Stock or common stock equivalents; provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of a Share Award that is subject to Code Section 409A, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A and such requirements shall be specified in writing. Notwithstanding the foregoing, dividends or dividend equivalents may not be paid with respect to any Share Award subject to the achievement of Performance Criteria, unless and until the relevant Performance Criteria have been satisfied, and then only to the extent determined by the Committee, as specified in the Award Agreement.

9.	Nontransferability

Awards granted under the Plan, and during any period of restriction on transferability, shares of Common Stock issued in connection with the exercise of an Option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members and Awards may be transferred to the extent required by a domestic relations order. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.

10.	Change of Control

	(a)	Unless otherwise determined in an Award Agreement, in the event of a Change of Control:

(i)
With respect to each outstanding Award that is assumed or substituted in connection with a Change of Control, in the event of a termination of a Participant’s employment or service without Cause or by the Participant for Good Reason during the 12-month period following such Change of Control, (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be achieved at target performance levels.

(ii)
With respect to each outstanding Award that is not assumed or substituted in connection with a Change of Control, immediately upon the occurrence of the Change of Control, (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be achieved at target performance levels.

(iii)
For purposes of this Section 10, an Award shall be considered assumed or substituted for if, following the Change of Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to Common Stock, the Award instead confers the right to receive common stock of the acquiring entity.

(iv)
Notwithstanding any other provision of the Plan, in the event of a Change of Control, the Committee (a) may, in its discretion provide that each Option and each SAR which may, by its terms, only be settled in shares shall, immediately prior to the occurrence of a Change of Control, be deemed to have been exercised on a “net exercise” basis; and (b) may, in its discretion, except as would otherwise result in adverse tax consequences under Code Section 409A, provide that each Award, other than Options and SARs which may, by their terms, only be settled in shares, shall, immediately upon the occurrence of a Change of Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per share of Common Stock in the Change of Control over the purchase price (if any) per share of Common Stock subject to the Award multiplied by (ii) the number of shares of Common Stock then outstanding under the Award.

(b)
For purposes of this Agreement and, except to the extent as would result in a violation of Code Section 409A, a “Change of Control” shall be deemed to occur if and when the first of the following occurs:

(i)
the acquisition (other than from the Company), by any person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)
the individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall be considered as a member of the Incumbent Board;

(iii)
the closing of a merger or similar business combination (each, an “Business Combination”) involving the Company if (i) the shareholders of the Company, immediately before such Business Combination, do not, as a result of such Business Combination, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such Business Combination in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such Business Combination or (ii) immediately following the Business Combination, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such Business Combination (or, if the entity resulting from such Business Combination is then a subsidiary, the ultimate parent thereof);

		(iv)	a complete liquidation or dissolution of the Company or the closing of an agreement for the sale or other disposition of all or substantially all of the assets of the Company.
(c)
Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition. In addition, notwithstanding the foregoing, solely to the extent required by Section 409A, a Change of Control shall be deemed to have occurred only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A.

11.	Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and termination of employment, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award.

12.	Tax Withholding

Participants shall be solely responsible for any applicable taxes (including, without limitation, income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of an Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be tendered or sold, including Common Stock delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, local, foreign or other governmental taxes or charges required by law and to take such other action as may be necessary to satisfy any such withholding obligations. It shall be a condition to the obligation of the Company to issue Common Stock upon the exercise of an Option, or SAR, or upon settlement of a Share Award, that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.

13.	Other Benefit and Compensation Programs

Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.

14.	Unfunded Plan

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other Person any right, title, or interest in any assets of the Company.

15.	Rights as a Shareholder

Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to Common Stock covered by an Award until the date the Participant becomes the holder of record with respect to such shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 8.

16.	Future Rights

No Eligible Recipient shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Eligible Recipients under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as deemed appropriate or necessary. The adoption of the Plan, or grant of an Award, shall not confer upon any Eligible Recipient any right to continued employment or service in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of Eligible Recipients at any time, free from any claim or liability under the Plan.

17.	Amendment and Termination

(a)
The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NASDAQ Global Market or any other securities exchange on which the Common Stock is traded or quoted. Except as otherwise provided in Section 10(a), no termination, suspension or amendment of the Plan or any Award shall adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.

(b)
Notwithstanding Section 17(a), the Company shall obtain shareholder approval for: (i) subject to Section 6(e), a reduction in the exercise price or purchase price of an Option or SAR (or the cancellation and re-grant of an Option or SAR resulting in a lower exercise price or purchase price or the cancellation of an Option or SAR for cash except as permitted by Section 10); (ii)  any amendment to remove or to exceed the participation limits described in Section 6(d); (iii) an increase to the maximum number of shares of Common Stock issuable under the Plan pursuant to Section 6(a) (other than adjustments in accordance with Section 6(e)); (iv) amendments to this Section 17 other than amendments of a clerical nature; and (v) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

18.	Successors and Assigns

The Plan and any applicable Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

19.	Governing Law

The Plan and all agreements entered into under the Plan shall be governed, construed and administered in accordance with the laws of the State of Maryland.

20.	Interpretation

The Plan is designed and intended, to the extent applicable, to comply with Section 162(m) of the Code, and to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are also intended to comply with Code Section 409A to the extent subject thereto, and the Plan and all Awards shall be interpreted in accordance with Code Section 409A and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of a Participant’s termination of employment or service with the Company shall be made to such Participant until such Participant’s termination of employment or service constitutes a Separation from Service. For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. If a participant is a Specified Employee, then to the extent necessary to avoid the imposition of taxes under Code Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s Separation from Service or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 20 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A of the Code.

PERNIX THERAPEUTICS HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 18, 2015 AT 10:00 AM LOCAL TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Pernix Therapeutics Holdings, Inc. a Maryland corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated May 8, 2015, and hereby appoints Douglas Drysdale and Sanjay Patel, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 Annual Meeting of Stockholders of the Company, to be held on June 18, 2015 at 10:00 a.m., local time, at the Hyatt Morristown at Headquarters Plaza, 3 Speedwell Avenue, Morristown, New Jersey 07960, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/PTX
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF PERNIX THERAPEUTICS HOLDINGS, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of four Directors:		☐	☐
	Doug Drysdale				☐
	Steven Elms				☐	CONTROL ID:
	Tasos G. Konidaris				☐	REQUEST ID:
	John A. Sedor				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	To approve the Charter Amendment.		☐	☐	☐
Proposal 3		à	FOR	AGAINST	ABSTAIN
	To approve the Company’s 2015 Omnibus Incentive Plan.		☐	☐	☐

Proposal 4		à	FOR	AGAINST	ABSTAIN
	To approve, on an advisory basis, our executive compensation as disclosed in the proxy statement (“say-on-pay”).		☐	☐	☐

Proposal 5		à	FOR	AGAINST	ABSTAIN
	To ratify the selection of Cherry Bekaert L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of all directors; FOR approval of the Company’s 2015 Omnibus Incentive Plan, as disclosed in the 2015 proxy statement; FOR approval, on an advisory basis, of the company’s executive compensation as disclosed in the proxy statement (“say-on-pay”); FOR the ratification of the appointment of Cherry Bekaert LLP, an independent registered public accounting firm, as the independent auditors of the Company for the fiscal year ending December 31, 2015; FOR approval of an amendment to the Company’s Charter as disclosed in the proxy statement; and as the Board of Directors may recommend on such other matters as may come before the meeting or any postponement or adjournment thereof.

MARK HERE FOR ADDRESS CHANGE    ☐   New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2015

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)